UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻Preliminary Proxy Statement

◻Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⌧Definitive Proxy Statement

◻Definitive Additional Materials

◻Soliciting Material under §240.14a-12

Republic Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⌧No fee required.

◻Fee paid previously with preliminary materials.

◻Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2026 PROXY STATEMENT &
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 23, 2026 10:00 A.M., EDT

Republic Bank Building, Lower Level
9600 Brownsboro Road
Louisville, Kentucky 40241

MESSAGE FROM THE EXECUTIVE CHAIR

March 13, 2026

Dear Fellow Shareholders,

You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Republic Bancorp, Inc. (“Republic”) (the “Annual Meeting”). The Annual Meeting will be held at our Springhurst location, 9600 Brownsboro Road, Louisville, Kentucky 40241 on Thursday, April 23, 2026, at 10:00 a.m. Eastern Daylight Time.

The attached Notice of Annual Meeting of Shareholders (the “Notice of Meeting”) and Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials we are sending in the mail, describe the formal business to be conducted at the Annual Meeting. Members of our Board of Directors and Executive Officers will be present at the Annual Meeting to respond to questions that our shareholders may have.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways our shareholders connect with information about Republic and believe that providing our proxy materials over the Internet increases the ability of our shareholders to connect with the information they need, while simultaneously reducing (i) the environmental impact and (ii) printing and mailing costs of our Annual Meeting.

Our Board of Directors has determined that the proposals to be considered at the Annual Meeting, as described in the attached Notice of Meeting and Proxy Statement, as well as in the Notice of Internet Availability of Proxy Materials, are in the best interests of Republic and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote:

●	“FOR” the election of each of the 13 director nominees named in the Proxy Statement; and
●	“FOR” the ratification of the appointment of Forvis Mazars, LLP as Republic’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Whether or not you plan to attend the Annual Meeting, please vote and submit your proxy as soon as possible via the Internet, by telephone, or, if you have requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Your vote is important.

On behalf of the Board of Directors and the officers and associates of Republic, I would like to take this opportunity to thank our shareholders for your continued support.

Chairman of the Board of Directors
By Order of the Board of Directors, Steven E. Trager Executive Chair & Chief Executive Officer Republic Bancorp, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Republic Bancorp, Inc. (the “Company”). The following are details for the meeting:

5	April 20, 2023
	Date Thursday April 23, 2026	Time 10:00 a.m. EDT

9600 Brownsboro Road Louisville, Kentucky 40241
Place Republic Bank Building, Lower Level 9600 Brownsboro Road Louisville, Kentucky 40241	Record Date The close of business on February 13, 2026

Agenda Item	Board Recommendation	Read More
Proposal 1 To elect 13 directors to serve until the 2027 annual meeting of shareholders and their successors are elected and qualified or their earlier resignation or removal.	FOR each director nominee	Page 14
Proposal 2 To ratify the appointment of Forvis Mazars, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR this proposal	Page 70
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our common shareholders instead of paper copies of our proxy statement (the “Proxy Statement”) and our annual report to shareholders for the fiscal year ended December 31, 2025 (“Annual Report”). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how common shareholders can receive a paper copy of our (i) proxy materials, including the Proxy Statement, (ii) Annual Report, and (iii) proxy card.

Your vote is important. For holders of Class A common stock or Class B common stock, whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. Promptly voting will help ensure that the greatest number of common shareholders are present whether in person or by proxy. You may vote in person at the Annual Meeting, over the Internet, by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Please review the instructions with respect to each of your voting options described in the Proxy Statement and the Notice.

www.investorvote.com/RBCAA	Providence, RI 02040-5067
Internet Go to www.investorvote.com/RBCAA	Mail Proxy Services c/o Computershare Investor Services PO Box 43101 Providence, RI 02040-5067

9600 Brownsboro Road Louisville, Kentucky 40241
In Person Attend the Annual Meeting and cast your vote in person	Phone Call toll free 1-800-652-VOTE (8683)

Chairman of the Board of Directors	The proxy statement and annual report to shareholders are available online at www.investorvote.com/RBCAA.
Very truly yours, Christy A. Ames Secretary, Republic Bancorp, Inc. March 13, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 23, 2026.

Beginning on or about March 13, 2026, the Company mailed the Notice to its shareholders. Instructions for requesting a paper copy of the proxy materials are contained in the Notice.

The Proxy Statement and the Annual Report are available online at www.investorvote.com/RBCAA.

This proxy statement, notice of annual meeting, and form of proxy are first being mailed or made available to shareholders on or about March 11, 2022. As used in this document, the terms “Republic,” the “Company,” “we,” and “our” refer to Republic Bancorp, Inc., a Kentucky corporation.

This definitive proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”). The proxies will be voted at the 2026 Annual Meeting of Shareholders of Republic on April 23, 2026 and at any adjournments or postponements thereof (the “Annual Meeting”).

The close of business on February 13, 2026 is the record date for the determination of common shareholders entitled to notice of, and to vote at, the Annual Meeting. We first mailed the Notice of Internet Availability of Proxy Materials to our common shareholders on or about March 13, 2026. As used in this document, the terms “Republic,” the “Company,” “we,” and “our” refer to Republic Bancorp, Inc., a Kentucky corporation.

PROXY STATEMENT SUMMARY

The following is only a summary of certain highlighted information about Republic and should be read in conjunction with other information contained elsewhere in this Proxy Statement, which has been prepared in connection with the Annual Meeting. This summary does not contain all the information that you should consider in voting your shares. You should read the entire Proxy Statement carefully before voting.

About Republic

Republic is a financial holding company headquartered in Louisville, Kentucky. Republic Bank & Trust Company (“Republic Bank” or the “Bank”) is a Kentucky-based, state-chartered nonmember financial institution that provides both traditional and non-traditional banking products and services. The Bank is a wholly owned subsidiary of the Company.

Republic Bank offers its clients deposit products, including savings, checking, and money market accounts; individual retirement accounts (IRAs); and certificates of deposit (CDs). The Bank originates residential mortgage loans, home equity loans and lines, and consumer loans, as well as commercial real estate loans, commercial and industrial (C&I) loans, business loans and lines of credit, and warehouse lines of credit. The Bank also offers personal and business online banking at www.republicbank.com and mobile banking on its mobile apps for both iOS and Android devices.

Republic Bank Banking Center Locations

As of December 31, 2025, the Bank had 47 banking centers in communities within five metropolitan statistical areas (“MSAs”) across five states: 22 banking centers located within the Louisville/Jefferson County, Kentucky-Indiana MSA (the “Louisville MSA”) in Louisville, Prospect, Shelbyville, and Shepherdsville in Kentucky, and Floyds Knobs, Jeffersonville, and New Albany in Indiana; six banking centers within the Lexington-Fayette, Kentucky MSA in Georgetown and Lexington in Kentucky; eight banking centers within the Cincinnati, Ohio-Kentucky-Indiana MSA in Cincinnati and West Chester in Ohio, and Bellevue, Covington, Crestview Hills, and Florence in Kentucky; seven banking

2026 PROXY STATEMENT	1

centers within the Tampa-St. Petersburg-Clearwater, Florida MSA in Largo, New Port Richey, St. Petersburg, Seminole, and Tampa in Florida; and four banking centers within the Nashville-Davidson—Murfreesboro—Franklin, Tennessee MSA in Franklin, Murfreesboro, Nashville, and Spring Hill, Tennessee.

In addition to full-service banking services offered in the Bank’s retail footprint, Republic also provides mortgage banking services and financial products to customers in select states across the U.S. Some financial products are also offered through the Company’s Republic Processing Group (“RPG”). Sponsorship of prepaid card products, small dollar credit programs, and payment processing are areas of the fintech ecosystem where RPG is active in the U.S.

As of December 31, 2025, Republic had total assets of $7.0 billion, total deposits of $5.2 billion, and total shareholders’ equity of $1.1 billion. Republic’s executive offices are located at 601 West Market Street, Louisville, Kentucky 40202.

Our Purpose

Republic exists to enable our clients, company, associates, and the communities we serve to THRIVE.

How We Fulfill Our Purpose

Republic’s values are built upon making an IMPACT for our clients, our associates, and the communities we serve. IMPACT is an acronym for the actions we do to fulfill our purpose.

I	M	P	A	C	T
Innovate for the Future	Make it Easy	Provide Exceptional Service	Acknowledge & Celebrate Success	Commit to Caring	Thrive Together

2	Republic Bancorp, Inc.

Our Clients

Since its founding over 40 years ago, Republic has had an unwavering focus on customer service and satisfaction.

The Net Promoter Score® (“NPS®”) is one of the most widely used measures of customer satisfaction, utilized by hundreds of leading U.S. companies. Republic’s most recent NPS® score, measured in Q3 2025, was 73.4, nearly two and one-half times the average NPS® score for all banks*. As important, this was a 12% increase from our score in Q1 2025, showing the results of our constant efforts to provide industry-leading customer service.

Republic continues to make strides to reach historically marginalized communities, as well as those who are challenged in accessing capital. The Bank’s Community Loan Fund in Louisville, Kentucky and beyond, has provided small business clients over $5.7 million in funding and has promoted business development, expanded services, and job creation in low-to-moderate income communities.

The Community and Multicultural Banking Division, which was established in 2023, further strengthened this commitment by providing a dedicated structure for outreach, relationship building, and strategic growth in underserved markets. The division was established to ensure that community engagement, financial inclusion, and culturally responsive banking practices are embedded in the Bank’s long-term strategy. Its work has expanded Republic’s visibility, deepened trust with diverse client groups, and positioned the Bank as a leader in equitable economic development.

* Qualtrics XMI Consumer NPS 2025 U.S. Banks/Credit Unions Benchmark Study. The score is not a percentage, but a figure resulting from a formula that weighs satisfied, neutral, and dissatisfied customers.

Our Company

Governance is an essential element of ensuring the Company, and our clients, associates, and communities thrive.

●	Board – Each of the Republic Board of Directors (the “Board” or the “Board of Directors”) and the Republic Bank Board of Directors (the “Bank Board” or “Bank Board of Directors”) is a distinct group of esteemed professionals across a variety of industries. Their direction, advice, and voices represent broad viewpoints.

●	Fraud and Cybersecurity – The Company invests significant resources to prevent and combat fraud and cybersecurity issues, including robust processes and tools, annual associate and Board training and awareness, and regular assessments of our practices reported to the Risk Committee of the Board (the “Risk Committee”), which is tasked, in part, with overseeing operational risks, including cybersecurity, as well as the full Board.

●	Ethics and Compliance Hotline – Republic has established an independent hotline available 24 hours a day, seven days a week, for the anonymous reporting of ethics and compliance issues in such areas as discrimination, criminal misconduct, accounting or auditing matters, and security. Findings are investigated and reported to the Audit Committee of the Board (the “Audit Committee”).

●	Training – All associates are required to take specific functional, regulatory, and governance-related training. Learning & Development assigns and monitors completion of these trainings.

●	Vendor Management – Republic Bank’s processes provide end-to-end and regular oversight of vendor partnerships.

2026 PROXY STATEMENT	3

Our Associates

We are continuing to take significant actions to enhance our workplace through education, mentorship, and recruiting.

Republic Bank’s Business Resource Groups (“BRGs”) foster education, professional development, and cultural awareness across the organization. They actively support recruitment, mentorship, and networking, while providing leadership with insights that shape inclusive business practices. Through events, advocacy, and community engagement, BRGs empower associates to lead, learn, and connect, driving both personal growth and organizational success. The Bank has seven BRGs, which have active participation and self-leadership by associates at all levels who identify, or ally, with each BRG.

Republic Bank’s “Building Bridges” program provides associates the opportunity to pair with mentors or mentees to exchange valuable Bank and business leadership skills, and to make lasting connections in the Bank and beyond. Formal programming and training help ensure participants get the most from their mentoring experiences and continue to grow both professionally and personally. Since the program began, over 300 associates have benefited from the program as mentors or mentees.

In addition to health benefits, including medical, dental, vision, and Company-paid physical and mental telehealth services, the Bank helps its associates thrive with programs, including hybrid and work-from-home opportunities; a 401(k) plan with a Company match; Company paid short term disability; Company paid life insurance; an Employee Stock Purchase Plan providing discounted opportunities to participate in Company ownership; college tuition reimbursement; fitness center reimbursement; and an Employee Assistance Program for our associates and their family members to support mental health, wellness, and to provide legal support. Beginning January 1, 2026, Republic is proud to offer an enhanced paid maternity and parental leave program to provide additional bonding time.

Key to the Bank’s continued improvement and success are formal and informal listening programs such as the below that allow leadership to learn from associates at all levels – those who are closest to (i) our clients, (ii) their fellow associates, and (iii) our communities.

●	An annual anonymous associate engagement survey has nearly 90% associate participation and guides leadership on key planning and decision making.
●	A CEO Council consisting of associates from throughout the organization meets regularly with our top executives and provides insight and ideas.
●	A “Suggestions to the CEO” e-mail mailbox provides daily opportunities for associates at all levels to share their ideas.

Our Communities

Republic recognizes the importance of making a lasting IMPACT, and that starts by strengthening the communities in which we live and work. As an organization, we devote time and funding to help support and build a foundation for the future.

●	In 2025, Republic Bank associates volunteered over 5,500 hours of their time to nearly 400 organizations.
●	During the same period, the Bank has made more than $179 million in community development loans for affordable housing, community services, and economic development and the revitalization and stabilization of underserved communities.

●	Over $77.4 million in non-conventional mortgage loans were made to 584 low- to moderate-income families and individuals helping them achieve the American dream of homeownership in 2025.

4	Republic Bancorp, Inc.

Annual Meeting

5BWHEN Thursday, April 23, 2026 10:00 a.m. EDT	Where Republic Bank Building, Lower Level 9600 Brownsboro Road Louisville, Kentucky 40241	7RECORD DATE February 13, 2026

Voting Guide

Proposal 1: Election of 13 Directors (see page 14)

The Board of Directors believes that each of these nominees brings a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE

Proposal 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUnTING FIRM (see page 70)

The Audit Committee has selected Forvis Mazars, LLP (“Forvis Mazars”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and is asking shareholders to ratify this selection.

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

2026 PROXY STATEMENT	5

Snapshot of Board Nominees

			Company Committee Membership (as of March 13, 2026)				Other Public

Name Age*, Director Since	Primary Occupation	Independent	Audit	Compensation	Nominating	Risk	Company Boards
Yoania Cannon 45, 2024 (Company and Bank)	VP of Finance, Twinspires; Churchill Downs Technology Initiatives
Jennifer N. Green 41, 2022 (Company and Bank)	Chief Legal Officer, Yum! Digital & Technology, Yum! Brands
Heather V. Howell 52, 2020 (Company); 2015 (Bank)	President, GREATER THAN Beverages
Timothy S. Huval 59, 2022 (Company and Bank)	Strategic Advisor to Humana, Inc.
Ernest W. Marshall, Jr. 57, 2020 (Company); 2017 (Bank)	Operating Advisor, Gridiron Capital
W. Kennett Oyler, III 67, 2020 (Company); 2008 (Bank)	CEO, OPM Services, Inc. a Financial Services and Investment Firm
Logan M. Pichel 61, 2021 (Company and Bank)	President and CEO, Republic Bank
Vidya Ravichandran 53, 2023 (Company and Bank)	CEO, GlowTouch, LLC, a Business Process Outsourcing Provider for Customer Care and Technology Services
Alejandro M. Sanchez 67, 2024 (Company and Bank)	President and CEO, Salva Financial Group of Florida
A. Scott Trager 73, 1990 (Company and Bank)	President, Republic and Vice Chair, Republic Bank
Steven E. Trager 65, 1988 (Company and Bank)	Executive Chair & CEO, Republic and Executive Chair, Republic Bank
Andrew Trager-Kusman 39, 2019 (Company); 2020 (Bank)	Senior Vice President, and Chief Strategy Officer, Republic Bank

Mark A. Vogt 57, 2016 (Company); 2012-2016 and 2020 (Bank)	CEO, Galen College of Nursing

*	Ages as of December 31, 2025. The mandatory retirement age for a Director is seventy-two (72) years old, except for individuals serving as Directors as of January 1990, which impacts both Steven E. Trager and A. Scott Trager.

Independent	Committee Chairs	Committee Member

6	Republic Bancorp, Inc.

VOTING

Record Date. You are entitled to notice of and to vote at the Annual Meeting if you held of record shares of our Class A Common Stock having no par value (“Class A Common Stock”) or Class B Common Stock having no par value (“Class B Common Stock”) at the close of business on February 13, 2026 (the “Record Date”). On that date, 17,453,162 shares of Class A Common Stock and 2,148,269 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting Rights. Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes. Based on the number of shares outstanding as of the Record Date, the shares of Class A Common Stock are entitled to an aggregate of 17,453,162 votes, and the shares of Class B Common Stock are entitled to an aggregate of 21,482,690 votes at the Annual Meeting.

Voting by Proxy. If you received the Notice of Internet Availability of Proxy Materials, you may follow the instructions on that notice to access the proxy materials and download the proxy and vote online via the Internet. If you request a paper or electronic copy of the proxy materials, this Proxy Statement will be mailed or e-mailed to you along with the other proxy materials. If you received a paper copy of this Proxy Statement, the proxy card is enclosed. If a proxy card is properly executed, returned to Republic and not revoked, the shares represented by the proxy card will be voted in accordance with the instructions set forth on the proxy card. If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, the shares represented will be voted (i) “For” each of the Board nominees named in this Proxy Statement (“Director Nominees”); and (ii) “For” the ratification of Forvis Mazars as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. For participants in the Republic Bancorp, Inc. 401(k) Retirement Plan (the “Retirement Plan”), the Retirement Plan Trustee shall vote the shares for which it has not received voting direction from the Retirement Plan participants utilizing the same voting percentages derived from the Retirement Plan participants who did direct how their shares are to be voted.

If your shares are held by your broker, bank, or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions on that form regarding how to instruct your broker, bank, or other agent to vote your shares. Brokers, banks, or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner (“broker non-vote”). Proposal 1 is considered a non-routine matter. Proposal 2 is considered a routine matter. Therefore, your broker has discretionary authority to vote your shares only with respect to Proposal 2. Although broker non-votes are counted as shares that are present at the Annual Meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast and will not have any effect on voting for a non-routine proposal presented at the Annual Meeting.

The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the proxy, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and will vote the proxies in accordance with the recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy. You may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of Republic, by delivering a subsequent dated proxy, by voting by telephone or online through the Internet on a later date, or by attending the Annual Meeting and voting in person.

2026 PROXY STATEMENT	7

Quorum and Voting Requirements and Counting Votes. A majority of the votes entitled to be cast on the matter by the voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at the Annual Meeting.

There were 17,453,162 shares of our Class A Common Stock and 2,148,269 (each share of Class B Common Stock is entitled to ten (10) votes, or 21,482,690 votes) shares of our Class B Common Stock outstanding and entitled to vote at the Annual Meeting on the Record Date. Therefore, a quorum will be present if 19,467,927 votes are present in person or represented by executed proxies timely and properly received by us at the Annual Meeting. Withheld, abstentions, and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum.

The affirmative vote of a plurality of the votes duly cast is required for the election of each Director in Proposal 1. Proposal 2 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate and will have no impact on the outcome of any matter except for quorum purposes.

The following table sets forth, among other things, the vote required for approval of each of the proposals to be presented at the Annual Meeting:

Proposal
	Voting Options	Vote Required for Approval	Impact of Withhold or Abstentions (as applicable)	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Director Nominees	FOR WITHHOLD	At least one FOR vote. Director Nominees receiving the highest number of FOR votes are elected. If Director Nominees are unopposed, election requires only a single vote or more.	Withheld votes have no effect; not treated as a vote cast, except for quorum purposes	No	No effect
Ratification of Independent Registered Public Accounting Firm	FOR AGAINST ABSTAIN	More FOR votes than AGAINST votes	Abstention votes have no effect; not treated as a vote cast, except for quorum purposes	Yes	Not applicable

8	Republic Bancorp, Inc.

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic common stock as of February 13, 2026, based on information available to the Company. On that date, 17,453,162 shares of Class A Common Stock and 2,148,269 shares of Class B Common Stock were issued and outstanding. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock. Information is included for:

(1)	persons or entities who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;
(2)	all Directors and Director Nominees;
(3)	the Executive Chair and Chief Executive Officer (“Chair/CEO”), the Chief Financial Officer (“CFO”), and three other executive officers (“Executive Officers”) of Republic, including its subsidiary Republic Bank, who earned the highest total compensation payout during 2025 (collectively, with the Chair/CEO and CFO, the “Named Executive Officers” or the “NEOs”); and
(4)	all Executive Officers, Directors, and Director Nominees of Republic and Republic Bank as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person. The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the U.S. Securities and Exchange Commission (the “SEC”) governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of February 13, 2026. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Included in the amount of common stock beneficially owned are shares of common stock underlying options and other derivative securities that are currently exercisable or will become exercisable within 60 days of February 13, 2026. Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all options and other derivative securities to acquire shares of our common stock held by such person that are currently exercisable or exercisable within 60 days of February 13, 2026. The ownership percentage of all Executive Officers and Directors, as a group, assumes that all 23 persons, but no other persons, exercise all options and other derivative securities to acquire shares of our common stock held by such persons that are currently exercisable or exercisable within 60 days of February 13, 2026. Unless otherwise indicated, the mailing address for each beneficial owner is c/o Republic Bancorp, Inc., 601 West Market Street, Louisville, Kentucky, 40202. If applicable, fractional shares are rounded to the closest whole number.

2026 PROXY STATEMENT	9

Executive Officers and Directors as a group (collectively 23 persons) beneficially own approximately 73% of the combined voting power of the Class A Common Stock and Class B Common Stock, which represents approximately 56% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding as of February 13, 2026 as detailed below:

							Class A and Class B Common
	Class A Common Stock			Class B Common Stock			Stock Combined
Name	Shares		Percent	Shares		Percent	Shares		Percent
Five Percent Shareholders:

Steven E. Trager	8,399,127	(1)	48.1%	1,940,091	(2)	90.3%	10,339,218	(1)(2)	52.7%
601 West Market Street
Louisville, Kentucky 40202

Trager Trust of 2012	7,915,343	(3)	45.3	1,921,862	(4)	89.5	9,837,205	(3)(4)	50.1
601 West Market Street
Louisville, Kentucky 40202

A. Scott Trager	8,236,499	(5)	47.1	1,923,916	(6)	89.6	10,160,415	(5)(6)	51.8
601 West Market Street
Louisville, Kentucky 40202

Sheldon G. Gilman	7,967,617	(7)	45.6	1,921,862	(8)	89.5	9,889,479	(7)(8)	50.4
3513 Winterberry Cir
Louisville, Kentucky 40207

Teebank Family	7,165,276		41.0	1,753,796		81.6	8,919,072		45.4
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202

Jaytee Properties	750,067		4.3	168,066		7.8	918,133		4.7
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202

Dimensional Fund Advisors LP (10)	927,375		5.3	—		*	927,375		4.7
6300 Bee Cave Road
Building One
Austin, Texas 78746
Directors, Director Nominees, and
Named Executive Officers:

Yoania Cannon	—	(11)	*	—		*	—	(11)	*
David P. Feaster	3,394	(12)	*	—		*	3,394	(12)	*
Jennifer N. Green	1,283	(13)	*	—		*	1,283	(13)	*
Heather V. Howell	1,470	(14)	*	—		*	1,470	(14)	*
Timothy S. Huval	—	(15)	*	—		*	—	(15)	*
Ernest W. Marshall, Jr.	195	(16)	*	—		*	195	(16)	*
W. Patrick Mulloy, II	16,636	(17)	*	—		*	16,636	(17)	*
W. Kennett Oyler, III	1,116	(18)	*	—		*	1,116	(18)	*
Vidya Ravichandran	888	(19)	*	—		*	888	(19)	*
Alejandro M. Sanchez	1,017		*	—		*	1,017		*
Andrew Trager-Kusman	2,238	(20)	*	—		*	2,238	(20)	*
Mark A. Vogt	22,042	(21)	*	—		*	22,042	(21)	*
William R. Nelson	32,035	(22)	*	—		*	32,035	(22)	*
Logan M. Pichel	60,636	(23)	*	—		*	60,636	(23)	*
Kevin D. Sipes	77,324	(24)	*	—		*	77,324	(24)	*
Jeffrey A. Starke	12,657	(25)	*	—		*	12,657	(25)	*
A. Scott Trager	8,236,499	(5)	47.1	1,923,916	(6)	89.6	10,160,415	(5)(6)	51.8
Steven E. Trager	8,399,127	(1)	48.1	1,940,091	(2)	90.3	10,339,218	(1)(2)	52.7
All directors and executive officers
as a group (23 persons):	9,022,322	(26)	51.6%	1,942,145	(25)	90.4%	10,964,467	(26)	55.9%

*Represents less than 1% of total

10	Republic Bancorp, Inc.

(1)	Includes 7,165,276 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 750,067 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”). With respect to Teebank and Jaytee, Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each of these limited partnerships. Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Trusts for the benefit of, among others, Steven E. Trager’s two children, are limited partners of both Teebank and Jaytee. Includes 7,478 shares held by Steven E. Trager’s spouse, Amy Trager. Includes 382,945 shares held of record by the Trager Family Foundation Trust, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code. Steven E. Trager shares voting and investment power over these shares with Jean S. Trager, Shelley L. Kusman, and Amy Trager. Also includes 12,085 shares held by Steven E. Trager in Republic’s 401(k) plan.
(2)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each of these limited partnerships. Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Trusts for the benefit of, among others, Steven E. Trager’s two children are limited partners of both Teebank and Jaytee. Also includes 1,215 shares held by Steven E. Trager in Republic’s 401(k) plan.
(3)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. With respect to Teebank and Jaytee, Trager Trust of 2012, of which Steven E. Trager is trustee, is a co-general partner and a limited partner of each of those limited partnerships.
(4)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Trager Trust of 2012, of which Steven E. Trager is trustee, is a co-general and a limited partner of each of those limited partnerships.
(5)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee. A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Includes 60,420 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 57,350 shares held by A. Scott Trager in Republic’s 401(k) Plan.
(6)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee. A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Includes 2,054 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.
(7)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee. Sheldon G. Gilman shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Also includes 39,307 shares held by Sheldon G. Gilman’s spouse.
(8)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee. Sheldon G. Gilman shares voting authority of both Teebank and Jaytee as a member of each partnership’s voting committee.

2026 PROXY STATEMENT	11

(9)	Teebank and Jaytee are limited partnerships, the limited partners of which include A. Scott Trager, Andrew Trager-Kusman, and trusts for which each of Steven E. Trager and Sheldon G. Gilman serve as trustees. Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each partnership. Teebank and Jaytee each have voting committees comprised of Steven E. Trager, A. Scott Trager, and Sheldon G. Gilman. These committees direct the voting of the shares held by Teebank and Jaytee. Teebank has a total of 2,201,017 units outstanding, and Jaytee has a total of 2,000,000 units outstanding. The following table provides information about the units of Teebank and Jaytee beneficially owned by Directors, Director Nominees, Executive Officers, and 5% shareholders of Republic:

	Number of		Percent of Jaytee	Number of		Percent of Teebank
Name	Jaytee Units		Units Outstanding	Teebank Units		Units Outstanding
Trager Trust of 2012	32,284	(a)	1.6%	200,442	(c)	9.1%
Steven E. Trager	1,548,297	(b)	77.4%	1,596,496	(d)	72.5%
A. Scott Trager	5,293		* %	5,293		* %
Andrew Trager-Kusman	28,978		1.4%	80,666	(e)	3.7%
Sheldon G. Gilman, Trustee	44,050		2.2%	156,608		7.1%

*Represents less than 1% of total

(a)	Includes 20,000 general partner units and 12,284 limited partner units held by the Trager Trust of 2012, of which Steven E. Trager is trustee.
(b)	Includes 20,000 general partner units and 268,130 limited partner units held in a revocable trust and 20,000 general partner units and 12,284 limited partner units held by the Trager Trust of 2012, both of which Steven E. Trager is trustee. Also includes 1,227,883 limited partner units held in trusts for family members, of which Steven E. Trager is trustee.
(c)	Includes 20,000 general partner units and 180,442 limited partner units held by the Trager Trust of 2012, of which Steven E. Trager is trustee.
(d)	Includes 20,001 general partner units and 36,905 limited partner units held in a revocable trust and 20,000 general partner units and 180,442 limited partner units held by the Trager Trust of 2012, both of which Steven E. Trager is trustee. Also includes 1,222,784 limited partner units held in trusts for family members, of which Steven E. Trager is trustee. Also includes 116,364 limited partner units held in an irrevocable trust of which Steven E. Trager’s spouse is co-trustee.
(e)	Includes 54,545 limited partner units held in an irrevocable trust for Andrew Trager-Kusman’s mother of which Andrew Trager-Kusman is co-trustee.
(10)	Based on information disclosed in a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2024, Dimensional, a registered investment adviser, may be deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts, and accounts for which Dimensional serves as investment manager, adviser, or sub-adviser. Dimensional indicated sole voting power over 907,862 shares, sole dispositive power over 927,375 shares and no shared voting power or shared dispositive power.
(11)	Does not include 2,006 shares issuable beyond 60 days of February 13, 2026 to Yoania Cannon upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(12)	Does not include 2,129 shares issuable beyond 60 days of February 13, 2026 to David P. Feaster upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(13)	Does not include 1,847 shares issuable beyond 60 days of February 13, 2026 to Jennifer N. Green upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(14)	Does not include 7,378 shares issuable beyond 60 days of February 13, 2026 to Heather V. Howell upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

12	Republic Bancorp, Inc.

(15)	Does not include 2,348 shares issuable beyond 60 days of February 13, 2026 to Timothy S. Huval upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(16)	Does not include 8,096 shares issuable beyond 60 days of February 13, 2026 to Ernest W. Marshall, Jr. upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(17)	Includes 15,510 shares held jointly by W. Patrick Mulloy, II with his spouse. W. Patrick Mulloy, II shares investment and voting power over these shares. Does not include 11,367 shares issuable beyond 60 days of February 13, 2026 to W. Patrick Mulloy, II upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(18)	Does not include 2,705 shares issuable beyond 60 days of February 13, 2026 to W. Kennett Oyler, III upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(19)	Does not include 2,113 shares issuable beyond 60 days of February 13, 2026 to Vidya Ravichandran upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(20)	Includes voting rights for 400 restricted shares that vest in October 2026 and 282 restricted shares that vest in January 2029. Includes 1,000 shares for stock options held by Andrew Trager-Kusman that are exercisable within 60 days of February 13, 2026. Andrew Trager-Kusman owns Jaytee and Teebank limited partnership units, both individually and through various trusts, as disclosed in Footnote 9. Does not include 665 shares issuable beyond 60 days of February 13, 2026 to Andrew Trager-Kusman upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(21)	Includes 3,000 shares held jointly by Mark A. Vogt with his spouse. Mark A. Vogt shares investment and voting power over these shares. Also includes 10,000 shares held in a Delaware Trust. Does not include 9,201 shares issuable beyond 60 days of February 13, 2026 to Mark A. Vogt upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(22)	Includes voting rights for 1,433 restricted shares that vest in January 2027, 172 restricted shares that vest in January 2028, and 353 restricted shares that vest in January 2029. Does not include 2,033 shares issuable beyond 60 days of February 13, 2026 to William R. Nelson upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(23)	Includes 1,593 shares held by Logan M. Pichel in Republic’s 401(k) Plan. Also includes 1,534 shares held by Logan M. Pichel in Republic’s Employee Stock Purchase Plan. Includes voting rights for 9,563 restricted shares that vest in January 2027, 3,449 restricted shares that vest in January 2028, and 3,530 restricted shares that vest in January 2029. Does not include 5,021 shares issuable beyond 60 days of February 13, 2026 to Logan M. Pichel upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(24)	Includes 3,980 shares held by Kevin D. Sipes in Republic’s 401(k) Plan. Also includes 1,694 shares held by Kevin D. Sipes in Republic’s Employee Stock Purchase Plan. Includes voting rights for 1,433 restricted shares that vest in January 2027, 172 restricted shares that vest in January 2028, and 353 restricted shares that vest in January 2029. Includes 5,376 shares for stock options held by Kevin D. Sipes that are exercisable within 60 days of February 13, 2026. Does not include 7,264 shares issuable beyond 60 days of February 13, 2026 to Kevin D. Sipes upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(25)	Includes 875 shares held by Jeffrey A. Starke in Republic’s 401(k) Plan. Also includes 1,790 restricted shares that vest in January 2027, 172 restricted shares that vest in January 2028, and 353 restricted shares that vest in January 2029. Does not include 1,386 shares issuable beyond 60 days of February 13, 2026 to Jeffrey A. Starke upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(26)	Includes the shares as described above held by the Directors and the NEOs, along with an additional 69,108 shares held by other Executive Officers. Shares held by the Director Nominees are not included.

2026 PROXY STATEMENT	13

PROPOSAL ONE:
ELECTION OF DIRECTORS

Recommendation of the Board of Directors	The Board of Directors unanimously recommends that shareholders vote “FOR” all of the proposed Director Nominees named in this Proxy Statement.

The Board of Directors is comprised of one class of Directors that is elected annually. Each Director serves a term of one (1) year until the next annual meeting of shareholders and shall serve until his or her successor is elected and qualified or his or her earlier resignation or removal. All of Republic’s current Directors were elected to a one (1) year term at the most recent Annual Meeting held on April 24, 2025.

Number of Directors

Republic’s Bylaws (the “Bylaws”) currently provide for not less than five (5) nor more than eighteen (18) Directors. In accordance with the Bylaws, the Board of Directors has fixed the number of Directors to be elected at the Annual Meeting at thirteen (13).

Mandatory Retirement Age

72

Mandatory Retirement Age

The mandatory retirement age for a Director is seventy-two (72) years old, except for individuals serving as Directors as of January 1990, which impacts both Steven E. Trager and A. Scott Trager. A Director’s age shall be determined as of December 31 of the year prior to the Director’s election, i.e., a person can be elected as a Director if that person is under age seventy-two (72) as of December 31 of the year prior to that election. Any Director who is or reaches age seventy-two (72) during the Director’s term shall serve until the expiration of the Director’s term and shall serve until his or her successor is duly elected and qualified or his or her earlier resignation or removal. Both David P. Feaster and W. Patrick Mulloy, II will retire from the Board at this Annual Meeting due to the Company’s mandatory retirement age.

14	Republic Bancorp, Inc.

2026 Director Nominees

The Nominating Committee of the Board of Directors (the “Nominating Committee”) and the Board of Directors have nominated the following Director Nominees for election:

▪ Yoania Cannon ▪ Jennifer N. Green ▪ Heather V. Howell ▪ Timothy S. Huval ▪ Ernest W. Marshall, Jr. ▪ W. Kennett Oyler, III ▪ Logan M. Pichel	▪ Vidya Ravichandran ▪ Alejandro M. Sanchez ▪ A. Scott Trager ▪ Steven E. Trager ▪ Andrew Trager-Kusman ▪ Mark A. Vogt

All Director Nominees are current members of the Board of Directors and the Bank Board. The Director Nominees, if elected, will serve a one (1) year term until the Company’s 2027 annual meeting of shareholders (the “2027 Annual Meeting”) and shall serve until their successor is elected and qualified or their earlier resignation or removal.

The Nominating Committee considers recommendations of the Chief Executive Officer of the Bank (“CEO/Bank”) and the Trager family members (“Trager Family Members”) (generally defined to include (i) Steven E. Trager, who is the Chair/CEO, (ii) Jean S. Trager, the mother of Steven E. Trager, and (iii) their descendants, companies, partnerships, or trusts in which they are majority owners, trustees, or beneficiaries) as well as prior service and performance as a Director. In 2026, the Nominating Committee and the Board of Directors approved the Director Nominees to be considered for election at the Annual Meeting. No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting common stock was rejected. The Trager Family Members recommended all Director Nominees submitted to the Nominating Committee and the Board of Directors. No other shareholder submitted a recommendation for a Director Nominee for the Annual Meeting.

The Nominating Committee will consider candidates for Director Nominees at the 2027 Annual Meeting properly put forth by Republic shareholders. Shareholders should submit such nominations, if any, to the Company’s Secretary, at 601 West Market Street, Louisville, Kentucky, 40202, along with the information required in the Bylaws, no later than January 23, 2027. Shareholder nominations must be made according to the procedures contained in the Bylaws and described in this Proxy Statement under the heading “Shareholder Proposals.”

Any shareholder notice of nomination must include the information required by the Bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating shareholder required by Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. The Company may refuse to consider any nomination that is not timely or otherwise fails to meet the requirements of the Bylaws or the SEC’s rules with respect to the submission of Director nominations. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a Director should accompany any shareholder nomination.

2026 Independent Director Nominees

Non-employee Director Nominees Yoania Cannon, Jennifer N. Green, Heather V. Howell, Timothy S. Huval, Ernest W. Marshall, Jr., W. Kennett Oyler, III, Vidya Ravichandran, Alejandro M. Sanchez, and Mark A. Vogt would collectively comprise a majority of the Board of Directors, and the Board has determined that each is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards (“Independent Directors”).

Although the Company qualifies as a “controlled company” under NASDAQ rules and is therefore eligible for an exemption from the majority independence requirement, it has not elected to rely on this exemption for the 2026 director election, but reserves the right to do so in the future.

2026 PROXY STATEMENT	15

Director Nominee Availability

Neither the Nominating Committee nor the Board of Directors has reason to believe that any Director Nominee will not be available for election or to serve following election. However, if any of the Director Nominees become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

Director Skills Matrix

(as of December 31, 2025)	Accounting Financial Reporting	Banking Investment	Technology Cyber Security	Human Capital Management	Legal/ Compliance	CEO & Board Leadership	Sustainability	Mergers & Acquisitions
Yoania Cannon
Jennifer N. Green
Heather V. Howell
Timothy S. Huval
Ernest W. Marshall, Jr.
W. Kennett Oyler, III
Logan M. Pichel
Vidya Ravichandran
Alejandro M. Sanchez
A. Scott Trager
Steven E. Trager
Andrew Trager-Kusman
Mark A. Vogt

16	Republic Bancorp, Inc.

Director Nominees’ Names and Principal Occupations for the Past Five Years

The following table details the indicated information for each Director Nominee as of December 31, 2025, including service as a Director of the Company or its predecessors:

YOANIA CANNON	jennifer n. green
COMMITTEE: Audit Age: 45 Director of Republic and Director of the Bank since 2024	COMMITTEE: Risk – Chair Nominating Age: 41 Director of Republic and Director of the Bank since 2022

KEY EXPERIENCE AND QUALIFICATIONS

●
VP of Finance, Twinspires; Churchill Downs Technology Initiatives (2025 – Present).
●
Previously with Brown-Forman Corporation serving as Vice President, Global Brand Strategy and Finance Capabilities with (2023 – 2025); Director, Strategy and Brand Analytics (2020 – 2023); Finance Director Global Travel Retail and Developed APAC (2018 – 2020); Controller, Americas (2016 – 2018); Division Finance Manager, West Division (2014 – 2016); Commercial Finance Manager (2012 – 2014); Finance Sales Operations Manager (2009 – 2011); and Finance Analyst (2007 – 2009).

EDUCATION

●
University of Louisville, Master of Accountancy, MBA, and Bachelor of Science in Accounting

REASON FOR NOMINATION

As a member of the Audit Committee, Ms. Cannon meets NASDAQ’s financial knowledge and sophistication requirements and qualifies as an “audit committee financial expert” under SEC rules.

Based on Ms. Cannon’s managerial, business, and accounting background and her specific experience, qualifications and attributes disclosed, the Board has determined that she should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Chief Legal Officer, Yum! Digital & Technology at Yum! Brands (2023 – Present).  Reporting to the Chief Digital & Technology Officer, leads a team of U.S.- and non-U.S.-based lawyers and legal professionals responsible for providing strategic advice and legal support on a range of matters related to the development, rollout and commercialization of internally-owned digital and technology products and services.
●
Previously YUM! Brands Vice President, Global Mergers & Acquisitions (2020-2023); YUM! Brands’ Director of Transformation & Chief of Staff (2020-2021) and Director, Corporate Counsel (2016-2020); Vice President and Counsel, Corporate Secretary Americas for Credit Suisse (2014-2016); and attorney with Davis Polk & Wardwell LLP (2012 - 2014), with practice areas including Capital Markets, Mergers & Acquisitions, and Derivatives and Structured Products.
●
Member of the City of Louisville’s Civilian Review & Accountability Board (Board’s inaugural Chair) and the Greater Louisville Inc. Business Council to End Racism, and former board member for Stage One Family Theatre and Maryhurst.
●
Member of the New York Bar Association, the Kentucky Bar Association, the Charles W. Anderson, Jr. Chapter of the National Bar Association, and the Brandeis Inns of Court.

EDUCATION

●
Columbia Law School, Juris Doctor; Harlan Fiske Stone Scholar and Articles Editor of the Columbia Law Review
●
Harvard University, Bachelor of Arts in Government, and a French Language Citation

HONORS AND RECOGNITION

●
2024 Presentation Academy Tower Award in Business, Technology and Trade
●
2024 Central High School Law & Government Hall of Fame Inductee
●
2024 Savoy Magazine Most Influential Lawyers Designee
●
2024 Louisville Business First Forty Under 40 Honoree
●
2021 On Deck Fellow
●
2019 Leadership Council on Legal Diversity Fellow
●
2017 graduate of Ignite Louisville

REASON FOR NOMINATION

Based on Ms. Green’s experience as a Republic and Bank Board Director, her managerial and business background, her educational and legal background, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should continue to serve as a Director.

2026 PROXY STATEMENT	17

HEATHER V. HOWELL	timothy s. huval
COMMITTEE: Nominating Age: 52 Director of Republic since 2020 and Director of the Bank since 2015	COMMITTEE: Audit Compensation Age: 59 Director of Republic and Director of the Bank since 2022

KEY EXPERIENCE AND QUALIFICATIONS

●
President of GREATER THAN Beverages (2023 – Present).
●
Previously Director of Global Innovation and Trademark Development for the Jack Daniel’s Family of Brands (through 2023), having been employed by Brown-Forman Corporation since 2015.
●
Previously CEO and Chief Tea Officer (2010-2015) of Rooibee Red Tea, launching Rooibee Roo in 2014, a line of ready-to-drink tea with less calories and sugar for children, a brand extension for Rooibee Red Tea.
●
Member of the Greater Louisville Project Board of Directors.

EDUCATION

●
Bellarmine University, Executive MBA
●
Eastern Kentucky University, Bachelor of Arts

HONORS AND RECOGNITION

●
2013 Ernst & Young E.D.G.E. Award
●
2014 Louisville Business First Enterprising Woman to Watch
●
Finalist in 2013 Louisville Business First Business Leader of the Year

REASON FOR NOMINATION

Based on Ms. Howell’s experience as a Republic and Bank Board Director, her education, her business and entrepreneurial experience, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Strategic Advisor to Humana, Inc. (2025 – Present).
●
Chief Administrative Officer (2019 - 2025) and Chief Human Resources Officer (2013 - 2025) of Humana, Inc.
●
Previously held a number of positions at Bank of America (2002-2013), including Human Resources Executive, Global Treasury Services/Technology Division, Senior Human Resources Executive, Global Wealth & Investment Management; Chief Information Officer, Global Wealth & Investment Management; Head of Operations, Credit Card Services; Head of Operations, Mortgage Business; and Senior Vice President, Consumer Service & Operations, and served in various roles at Gateway Computers (1997-2002), including Training and Development Manager, Global Operations; Sr. Manager, Human Resources; General Manager, Factory & Call Center; and Director, Human Resources, Global Operations & Consumer.
●
Advisory board member for MyCareGorithm, LLC.
●
Former member of the NASDAQ-listed Seacoast Banking Corporation board of directors (2016 - 2019).

EDUCATION

●
Brigham Young University, Master’s in Public Administration
●
Weber State University, Bachelor of Arts, Marketing
●
Salt Lake City Community College, Associate’s Degree; Honorary Doctor of Humane Letters

REASON FOR NOMINATION

As a member of the Audit Committee, Mr. Huval meets NASDAQ’s financial knowledge and sophistication requirements.

Based on Mr. Huval’s experience as a Republic and Bank Board Director, his banking and business experience and accomplishments, his extensive financial knowledge and experience, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

18	Republic Bancorp, Inc.

eRNEST W. MARSHALL, JR.	W. KENNETT OYLER, III
COMMITTEES: Compensation - Chair Nominating Age: 57 Director of Republic since 2020 and Director of the Bank since 2017	COMMITTEE: Risk Age: 67 Director of Republic since 2020 and Director of the Bank since 2008

KEY EXPERIENCE AND QUALIFICATIONS

●
Operating Advisor, Gridiron Capital (2025 – Present).
●
Executive Vice President and Chief Human Resources Officer at Eaton Corporation (2018-2025).
●
Vice President of Human Resources of GE Aviation at the General Electric Company (2013-2018).
●
Board member for Kindway and the Rock and Roll Hall of Fame.
●
Director for the NASDAQ-listed LSI Industries Inc. since 2022.

EDUCATION

●
Indiana University, Bloomington, MBA/Juris Doctor
●
Bellarmine University, Bachelor’s degree with a dual major in Accounting and Business Administration; including two semesters abroad at New College in Oxford, England

HONORS AND RECOGNITION

●
One of 2020’s Most Influential Black Executives in Corporate America, Savoy Magazine
●
’50 under 50’ feature, Black MBA Magazine

REASON FOR NOMINATION

Based on Mr. Marshall’s experience as a Republic and Bank Board Director, his legal and business experience and accomplishments, his extensive civic and community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO of OPM Services, Inc., a financial-services and investment firm Mr. Oyler founded in 1992.
●
Executive in Residence at University of Louisville College of Business.
●
Previously President and CEO of Greater Louisville, Inc., the Louisville, Kentucky Metro Chamber of Commerce (2014 - 2020); Managing Partner of OPM Services, Inc. (1992 - 2015); Cash Management Officer of Citizens Fidelity (now PNC) Bank; President, CEO, CSO of High Speed Access Corp.; and Treasurer, VP of Finance and CFO of Henry Vogt Machine Co.
●
Founded or co-founded 20 businesses in various industries, including financial services, real estate, internet access, manufacturing, railway, equipment leasing, and consumer research, and in 1997, co-founded a broadband internet provider, High Speed Access Corp., which he took public in 1999.
●
Experience in leadership roles and directorships, including 16 roles as chair, with dozens of civic and community organizations, including Leadership Louisville, Metro YMCA, University of Louisville, Metro United Way, Kentuckiana Works, the Metro Police Foundation, GLI, Canopy, Louisville Ballet, Junior Achievement, Louisville Science Center, and Downtown Development Corp.
●
Serves as Director for Alliance Cost Containment, LLC and Thornton Capital.

EDUCATION

●
University of Louisville, Master of Business Administration
●
University of Louisville, Bachelor of Science, Commerce, Marketing

HONORS AND RECOGNITION

●
Inducted into Kentucky Entrepreneur Hall of Fame, 2016
●
E&Y Entrepreneur of the Year, 2000
●
Cashflow Magazine Treasurer of the Year, 1985

REASON FOR NOMINATION

Based on Mr. Oyler’s experience as a Republic and Bank Board Director, his education, his entrepreneurial and business background, his significant civic and community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

2026 PROXY STATEMENT	19

LOGAN M. PICHEL	VIDYA RAVICHANDRAN
COMMITTEE: Risk Trust Age: 61 Director of Republic and Director of the Bank since 2021 President & CEO of Republic Bank	COMMITTEE: Risk Compensation Age: 53 Director of Republic and Director of the Bank since 2023

KEY EXPERIENCE AND QUALIFICATIONS

●
President and CEO of the Bank since 2021.
●
Previously, having over 30 years of banking and financial services experience, served as President for the Bank (2020-2021) and held various positions with Regions Bank (2005-2020), including, Executive Vice President and Head of Corporate Development – Financial Planning and Analysis and Mergers and Acquisitions (2019-2020) (responsible for company budgeting, forecasting, capital allocation, business and product profitability analytics and reporting, and bank and non-bank mergers and acquisitions), Head of Enterprise Operations (2018-2019) (bank operations, loan fulfillment and servicing, collections, and contact centers), Head of Consumer Lending (2010-2018) (mortgage, home equity, auto and personal loans as well as fintech and small dollar lending), and National Production Manager for Mortgage (2005-2010).
●
Leader of Regions Bank’s Simplify and Grow initiative (2018-2020), which focused on making banking easier for customers, improving efficiencies of internal processes, and accelerating revenue growth.

EDUCATION

●
University of Michigan, Master of Business Administration
●
Ohio Northern University, Finance

REASON FOR NOMINATION

Based on Mr. Pichel's banking experience, his experience as a Republic and Bank Board Director, his proven leadership skills, his education and background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO and founder of GlowTouch, a global enterprise that provides customer care and technology outsourcing services, headquartered in Louisville, Kentucky, with more than 3,000 employees throughout the United States, India, Philippines, and the Dominican Republic, since 2002.
●
Founded StemWizard (2013), a software platform that allows students, teachers, judges, volunteers, and administrators to set up and run STEM competitions, such as science fairs, the Science Olympiad, and robotics events, through a cloud-enabled platform.
●
Member of the Kentucky Council for Postsecondary Education Board, Young Presidents’ Organization, and C200.

EDUCATION

●
Virginia Polytechnic Institute and State University, Master of Science
●
University of Agricultural Sciences, Bangalore, Bachelor of Science

HONORS AND RECOGNITION

●
Inductee of CCWomen Hall of Fame
●
Louisville’s Most Admired CEOs, Louisville Business First

REASON FOR NOMINATION

Based on Ms. Ravichandran’s background in technology, her leadership and entrepreneurial achievements, her educational background, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should continue to serve as a Director.

20	Republic Bancorp, Inc.

ALEJANDRO M. SANCHEZ	a. scott trager
COMMITTEE: Risk Age: 67 Director of Republic and Director of the Bank since 2024	COMMITTEE: Loan Age: 73 Director of Republic and Director of the Bank since 1990 President & Vice Chair, Republic Vice Chair, Republic Bank

KEY EXPERIENCE AND QUALIFICATIONS

●
Executive Advisor to NASDAQ, contractor since 2025.
●
President and CEO of Salva Financial Group of Florida since 2024.
●
CEO Emeritus for the Florida Bankers Association since November 2023.
●
Board Director for Poplar Bank since 2023.
●
Board Member for Apalachee Center Hospital, Inc. since 2022.
●
Previously President and CEO for the Florida Bankers Association (1998-2023); a Board Director for Trustco Bank (2022-2023); Board Member for the Exim Bank Advisory Committee (2018-2020); and a Member of the Federal Retirement Thrift Investment Board (2002-2010).

EDUCATION

●
University of Iowa, College of Law, Juris Doctor
●
Troy University, Bachelor of Science in Business and Social Science

HONORS AND RECOGNITION

●
Served in United States Air Force 1976-1981, Honorable Discharge.

REASON FOR NOMINATION

Based on Mr. Sanchez’s banking, managerial, business, educational, and legal background and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
President of Republic since 2012; Vice Chairman of Republic since 2017; and Vice Chair of the Bank since 2017.
●
Previously Vice Chairman of Republic (1994-2012).
●
Entire working career spent in various finance and banking capacities.
●
Leadership experience in marketing, operations, and community bank management.
●
Extensive community board experience and broad-based community connections in the metropolitan Louisville area.

EDUCATION

●
University of Tennessee, Business Administration

REASON FOR NOMINATION

Based on Mr. Trager's experience as a Republic and Bank Board Director, his direct banking experience, his proven leadership skills, his educational background, his extensive community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

2026 PROXY STATEMENT	21

steven e. trager	andrew trager-kusman
Age: 65 Director of Republic and Director of the Bank since 1988 Executive Chair & CEO, Republic Executive Chair, Republic Bank	COMMITTEES: Loan Trust Age: 39 Director of Republic since 2019 and Director of the Bank since 2020 Senior Vice President, Chief Strategy Officer, Republic Bank

KEY EXPERIENCE AND QUALIFICATIONS

●
Executive Chair & CEO of Republic and Executive Chair of the Bank since 2021.
●
More than 30 years of banking experience, previously holding positions of Chairman & CEO of both Republic and the Bank (2012-2021) and President and CEO of Republic (1998-2012), beginning his career with the Bank as General Counsel in 1988.
●
Leadership experience in finance, operations, and community bank management.
●
Past chair of the Kentucky Bankers Association, University of Louisville Board of Overseers, 2016 Fund for the Arts Campaign, and Leadership Kentucky; former board member of the Federal Reserve Bank of St. Louis’ Louisville Branch and the Louisville Regional Airport Authority; and former member of the Bellarmine University Board of Trustees.

EDUCATION

●
University of Louisville Brandeis School of Law, Juris Doctor
●
University of Texas at Austin, Finance

HONORS AND RECOGNITIONS

●
University of Louisville Alumnus of the Year, 2023
●
Bellarmine University Knight of Knights Honoree, 2022
●
Louisvillian of the Year, 2017
●
Lincoln Foundation Spirit of Excellence Award, 2018
●
Juvenile Diabetes Research Foundation’s Man of the Year, 2003
●
Ernst & Young Entrepreneur of the Year Award for the Southern Ohio and Kentucky Region, 2003

REASON FOR NOMINATION

Based on Mr. Trager's experience as a Republic and Bank Board Director, his direct banking experience, his proven leadership skills, his education and legal background, his extensive community involvement, his vested interest in the long-term success of Republic as a material equity owner, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Senior Vice President, Chief Strategy Officer of the Bank since 2021.
●
Previously Vice President, Managing Director of Corporate Strategies of the Bank (2016-2021)(primarily overseeing strategic initiatives, profitability modeling, and reviewing potential acquisition opportunities); Portfolio Analyst with EJF Capital LLC (2012-2015), an alternative asset manager primarily focused on United States and global financial institutions (focusing on TARP investments and small bank private equity funds, recapitalizations of struggling institutions, and placement of capital for growth in well-performing banks and routinely speaking with company management and boards regarding regulatory issues and long-term strategies).
●
Director at Jewish Heritage Fund, Director at University of Louisville Athletic Association, former Director at Louisville Orchestra Endowment, former trustee for Spalding University, board member for JTomorrow Louisville, and member of the Leadership Louisville Bingham Fellows class of 2019.

EDUCATION

●
Indiana University, Bloomington, Finance

REASON FOR NOMINATION

Based on Mr. Trager-Kusman’s experience with the Bank and other entities, experience as a Republic and Bank Board Director, his leadership ability, community involvement and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

22	Republic Bancorp, Inc.

Mark A. Vogt
COMMITTEES: Audit – Chair Compensation Nominating – Chair Age: 57 Director of Republic since 2016 and Director of the Bank from 2012 to 2016 and since 2020 Lead Independent Director since 2020

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO of Galen College of Nursing since 2004, Mr. Vogt has led Galen in becoming one of the largest educators of nurses in the U.S. growing from three to 17 campuses.
●
Previously the Chief Operating Officer of a private equity investment group specializing in the education sector; Senior Vice President and Chief Financial Officer of Republic (1995-2000), providing leadership in accounting, finance, treasury, and various operational functions and being significantly involved in Republic's initial public offering and the sale and acquisition of several business units; and employed by the public accounting firm of Deloitte (1990-1995), providing accounting and consulting services to a wide array of financial service clients.
●
Certified Public Accountant.

EDUCATION

●
Bellarmine University, Bachelor of Arts, Accounting

REASON FOR NOMINATION

Mr. Vogt meets NASDAQ’s financial knowledge and sophistication requirements and qualifies as an “audit committee financial expert” under SEC rules.

Based on Mr. Vogt’s experience as a Republic and Bank Board Director, his managerial and accounting background, his education and certification as a Certified Public Accountant, his business background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that Mr. Vogt should continue to serve as a Director.

Steven E. Trager and A. Scott Trager are first cousins. A. Scott Trager and Andrew Trager-Kusman are first cousins once removed. Steven E. Trager is Andrew Trager-Kusman’s uncle.

2026 PROXY STATEMENT	23

The Board of Directors

Directors’ Responsibilities

Each Director is expected to devote sufficient time, energy, and attention to ensure diligent performance of his or her duties and to attend all meetings of the shareholders, the Board, and the Board committees to which they are appointed. The Board of Directors held six (6) regularly-scheduled board meetings in 2025. Each incumbent Director, except Mr. A. Scott Trager, attended at least 75% of the aggregate number of (i) meetings of the Board held during the period for which he or she has been a Director and (ii) Board committee meetings held during the period for which he or she has served on each such committee. Also, some selected Company Directors were paid a committee fee for attending certain Bank Board committee meetings. Directors who are also employees of the Company or the Bank are not paid for attending Board or Board committee meetings.

Company Directors and Director Nominees are expected to attend the Annual Meeting. Ten (10) of the fifteen (15) 2025 Directors/2025 Director Nominees attended the 2025 annual meeting of the Republic shareholders.

Leadership structure

Executive Chair of the Board of Directors

Until October 1, 2021, the Chair and CEO positions for the Company and Bank had been combined. Effective October 1, 2021, Logan M. Pichel was appointed as CEO and President of the Bank and also serves as Director for the Company and the Bank. Steven E. Trager remains CEO of the Company and Executive Chair of both the Company and the Bank. This current structure continues to allow the Independent Directors to concentrate on the oversight of the Company without the added burden of addressing what are normally less material day-to-day managerial concerns.

11BLead Independent Director

Mark A. Vogt serves as our Lead Independent Director. The Lead Independent Director provides leadership to (and reports to) the Board focused on enhancing effective corporate governance, provides a source of board leadership complementary to, collaborative with and independent of the leadership of the Chair/CEO, and promotes best practices and high standards of corporate governance. The Independent Directors meet in executive session at least twice per year following a regularly scheduled Board meeting, may schedule additional meetings as needed, and have the authority to request meetings with any officer or other employee of the Company or the Bank. Independent Directors also have direct access to and the sole authority to retain, at the Company’s expense, any outside auditors, accountants, or attorneys at their discretion.

The Board believes that this leadership structure, coupled with strong Independent Director leadership, is the most effective and appropriate leadership model for the Company at this time. The Board believes the combined Chair/CEO structure promotes decisive leadership, ensures clear accountability, and enhances our ability to communicate with a single and consistent voice to shareholders, associates, and other stakeholders.

The Board’s Risk Oversight

The Board and Bank Board are responsible for risk oversight. The Board and Bank Board review, oversee, and approve management’s short- and long-term strategic objectives, including the Company’s and the Bank’s strategic planning, annual budget, significant lending and expenditures over certain limits, and other risks related to financial performance. The following Board committees and Bank Board committees also play an important role in assisting the Board and Bank Board in fulfilling their oversight responsibilities. The Board and Bank Board receive regular and timely reports of these committees, as appropriate.

Committees of the Board and Bank Board

Board Committees

The Board has four (4) standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board committees consist of the Audit Committee, Compensation Committee, Nominating Committee, and Risk Committee. In accordance with SEC rules and NASDAQ listing standards, the Board, at the recommendation of the

24	Republic Bancorp, Inc.

Nominating Committee, determines that each of the Board committee members on the Audit Committee, Compensation Committee, and Nominating Committee meets the definition of “independent director” and satisfies the SEC and NASDAQ listing standards for service on the Board committees on which each serve, including that at least one member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. In making these determinations, the Nominating Committee and the Board consider all relevant factors.

Charters for each Board committee, as well as the Code of Conduct and Ethics, are available on the Company’s website at www.republicbank.com. The information contained on Republic’s website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Audit Committee. The Audit Committee is responsible for oversight of the internal audit function and regularly reviews risks associated with credit, debt, financial, accounting, compliance, legal, operational, reputational, and other risk matters involving the Company and the Bank.

Compensation Committee. The Board’s Compensation Committee reviews and approves the Company’s goals and objectives relevant to Executive Officers’ compensation, evaluates the Executive Officers’ performance in light of those goals and objectives, and has the sole authority to determine the compensation of the Chair/CEO and other Executive Officers. It considers risks related to succession planning and reviews the Company’s and Bank’s succession plans. The Compensation Committee also considers risks related to the attraction and retention of critical associates and risks relating to the Company’s incentive compensation programs and contractual employee arrangements. The Compensation Committee administers the Company’s Incentive-Based Compensation Recovery Policy (the “Clawback Policy”) and recommends Director compensation to the Board.

Nominating Committee. The Nominating Committee oversees the Board and Bank Board and related committee composition and Director succession planning. The Nominating Committee also provides a recommendation of Director independence to the Board of Directors.

Risk Committee. The Risk Committee oversees and monitors the Company’s and the Bank’s enterprise risk management practices and compliance management program, including its compliance management system and Community Reinvestment Act, third-party management, insurance, and business continuity programs. In addition, the Risk Committee assists the Board of Directors with monitoring the Company’s management of information technology and information security risks and oversight of the Company’s written information security plan and the reporting of the Company’s material risks from cybersecurity threats.

The table below details current membership for each of the standing Board committees as of March 13, 2026:

Audit Committee	Compensation Committee	Nominating Committee	Risk Committee
Yoania Cannon	Timothy S. Huval	Jennifer N. Green	Jennifer N. Green*
Timothy S. Huval	Ernest W. Marshall, Jr.*	Heather V. Howell	W. Kennett Oyler, III
W. Patrick Mulloy, II	Vidya Ravichandran	Ernest W. Marshall, Jr.	Logan M. Pichel
Mark A. Vogt, CPA*	Mark A. Vogt	Mark A. Vogt*	Vidya Ravichandran
Alejandro M. Sanchez

* Denotes Committee Chair

Bank Board Committees

Loan Committee. With respect to managing portfolio credit risk, all loans exceeding the threshold above individual lending authorities (established by the Bank’s Senior Lending Committee) are approved by the Bank’s Senior Loan Committee (“SLC”) or Executive Loan Committee (“ELC”) based on aggregate debt indebtedness delegation set out in the Bank Board approved Loan Policy. The Bank Board approves loans over the thresholds set out in the Loan Policy. Interest rate risk management is delegated to the Interest Rate Risk and Asset-Liability Committees with reporting to the Bank Board. Legal lending limits are reviewed by the Audit Committee on a quarterly basis. The Bank Board’s Loan Committee (“BLC”) monitors the Bank’s overall commercial, consumer and mortgage loan portfolios by reviewing

2026 PROXY STATEMENT	25

portfolio growth and production, interest rate averages, and underwriting exceptions on a quarterly basis. BLC also reviews classified assets and the allowance for credit losses calculation.

Trust Committee. The Bank Board’s Trust Committee oversees operations of the Trust Department to ensure proper exercise of the fiduciary powers of the Bank.

The table below details current membership for each of the standing Bank Board committees as of March 13, 2026:

Loan Committee	Trust Committee
David P. Feaster	David P. Feaster*
W. Patrick Mulloy, II*	Logan M. Pichel
Alejandro M. Sanchez	Andrew Trager-Kusman
A. Scott Trager

* Denotes Committee Chair

Key Areas of Risk Oversight as Analyzed by the Board’s and Bank Board’s Committees

Board’s Committees

Audit	compensation	NOMINATING	RISK
◾ Financial reporting ◾ Independent auditor ◾ Internal audit function ◾ Internal controls	◾ Executive officer compensation ◾ Executive officer succession planning ◾ Clawback Policy	◾ Director nomination and succession planning ◾ Director independence ◾ Board committee composition
◾
Enterprise risk management framework and policies
◾
Compliance management system, third-party management, insurance, and business continuity program
◾
Information technology/security activities, including oversight of material risks from cybersecurity threats and disclosure of any cybersecurity incident deemed material

BANK BOARD’S COMMITTEES

LOAN	TRUST
◾ Credit risk ◾ Loan portfolio growth and production ◾ Classified assets and loan allowance for credit losses	◾ Trust Department operations

26	Republic Bancorp, Inc.

Audit Committee	2025 Meetings: 8

Chair:	Other Members:
Mark A. Vogt, CPA	Yoania Cannon	Timothy S. Huval	W. Patrick Mulloy, II

The Audit Committee held eight (8) meetings during 2025. The Nominating Committee evaluated the credentials of and recommended and the Board approved (i) Mark A. Vogt, CPA, as Chair of the Audit Committee and (ii) both Yoania Cannon and Mark A. Vogt, CPA, as “audit committee financial experts” as required by Section 407 of Regulation S-K of the Exchange Act. The Board adopted a written charter for the Audit Committee, which sets out the following functions and responsibilities of the Audit Committee. The Audit Committee charter is located at www.republicbank.com.

As described in the Audit Committee charter, the Audit Committee, among other things, is directly responsible for the selection, oversight, and compensation of the Company’s independent registered public accounting firm. It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements, and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to the Company’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with the Company’s financial and accounting staff; the review of the activities and recommendations of the Company’s director of internal audit; and the review of the consolidated financial statements and other financial information published by the Company. The independent auditors for the Company are required to report directly to the Audit Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm.

The Audit Committee has recommended, and the Board of Directors has approved and adopted, a Code of Conduct and Ethics that applies to all Directors, Executive Officers, and associates of the Company and the Bank. The Company intends to post on its website, www.republicbank.com, any amendments to, or waivers from, its Code of Conduct and Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Compensation Committee	2025 Meetings: 2

Chair:	Other Members:
Ernest W. Marshall, Jr.	Timothy S. Huval	Vidya Ravichandran	Mark A. Vogt

The Compensation Committee held two (2) meetings during 2025. The Board adopted a written charter for the Compensation Committee, which sets out the following functions and responsibilities of the Compensation Committee. The Compensation Committee charter is located at www.republicbank.com.

At least annually, the Compensation Committee reviews and approves the compensation of the Executive Officers, including annual base salaries, short- and long-term (including cash-based and equity-based) incentive awards and opportunities, and perquisites or other personal benefits; corporate goals and objectives relevant to the Chair/CEO and Executive Officers’ compensation; evaluates the Chair/CEO and Executive Officers’ performance in light of those goals and objectives; and determines and approves the Chair/CEO and Executive Officers’ overall compensation levels based on this evaluation. Periodically, the Compensation Committee reviews the succession plan for the Chair/CEO and the CEO/Bank; Executive Officer employment and severance arrangements; and Executive Officer change-in-control severance agreements and change-in-control provisions that affect any elements of Executive Officers’ compensation, benefits, and perquisites, and any special or supplemental compensation and benefits. The Compensation Committee also reviews and makes recommendations to the Board with respect to Director compensation.

2026 PROXY STATEMENT	27

The Compensation Committee performs the following compliance and governance functions: reviews all relevant disclosures required for this Proxy Statement; considers advisory votes on NEO compensation and the frequency of such votes; oversees the Company’s incentive compensation arrangements for all employees; determines, along with the Board, stock ownership guidelines for certain Executive Officers; and administers the Clawback Policy ensuring that the Clawback Policy complies with all applicable rules and regulations, consulting with the Audit Committee of the Board or the Company’s Chief Financial Officer, as applicable, in order to properly administer the Clawback Policy.

Nominating Committee	2025 Meetings: 1

Chair:	Other Members:
Mark A. Vogt	Jennifer N. Green	Heather V. Howell	Ernest W. Marshall, Jr.

The Nominating Committee held one (1) meeting in 2025. The Board adopted a written charter for the Nominating Committee, which sets out the following functions and responsibilities of the Nominating Committee. The Nominating Committee charter is located at www.republicbank.com.

The Nominating Committee identifies, reviews, and selects potential Director Nominees for election to the Board, which reflect, at a minimum, all applicable laws, rules, regulations, and NASDAQ listing standards. The Nominating Committee considers candidates who have a strong record of community leadership in the Company’s and the Bank’s markets. Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics, and display leadership qualities, including the ability to analyze and interpret bank financial statements and regulatory requirements, the competence to evaluate endeavors of an entrepreneurial nature and be able to attract new Company banking relationships. Board diversity of experience and perspective is also considered, although the Company does not have a diversity policy for Board membership. Recommendations of the Trager Family Members as well as prior service and performance as a Director is also considered.

The Company does not pay a third party to assist in identifying and evaluating Director Nominees, but the Company does not preclude the potential for utilizing such services, if needed, as may be determined at the discretion of the Nominating Committee.

The Nominating Committee annually reviews and makes recommendations to the Board regarding the composition, size, and structure of the Board’s committees, including the creation of additional committees or elimination of existing committees and annually recommends to the Board the members (including specified Board committee chairs) of each of the Board’s committees. The Nominating Committee also recommends to the Board determinations of director independence and nominees for election to fill vacancies and newly created directorships, as necessary.

Risk Committee	2025 Meetings: 6

Chair:	Other Members:
Jennifer N. Green	W. Kennett Oyler, III	Logan M. Pichel	Vidya Ravichandran	Alejandro M. Sanchez

The Risk Committee had six (6) meetings during 2025. The Board adopted a written charter for the Risk Committee, which sets out the following functions and responsibilities of the Risk Committee. The Risk Committee charter is located at www.republicbank.com.

The Risk Committee oversees the Company’s and Bank’s enterprise risks, including, but not limited to, reviewing senior management’s establishment and operation of the Company’s and Bank’s enterprise risk framework; the effectiveness of policies, procedures, processes, and systems for identifying, measuring, monitoring, mitigating, and controlling enterprise risks; the adequacy of insurance coverages; risks related to information security and cybersecurity as well as the steps taken by management to assess and mitigate such risks; the Company’s and Bank’s management of

28	Republic Bancorp, Inc.

information technology and information security risks, including compliance with all applicable laws and regulations with respect to technology risk; the reporting of the Company’s material risks from cybersecurity threats, management’s process to monitor, detect, mitigate, and remediate cybersecurity incidents, and the Company’s disclosure of any cybersecurity incident deemed material as required by the SEC or any other governmental authority, as applicable; the effectiveness of management in communicating, training, and administering the Company’s risk culture across the Company; corrective actions taken by the Company’s senior management related to deficiencies identified in the Company’s risk monitoring infrastructure; and risks related to Company activities, legal and compliance, human resources, and operations, other emerging risks and management’s policies and controls of such risks.

The Risk Committee oversees the Company’s and Bank’s compliance with laws and regulations, including reviewing with the Chief Risk Officer of the Bank, other members of senior management, the independent auditor, and legal counsel, as appropriate, significant regulatory and other published reports regarding the Company or the Bank and any threatened or pending material regulatory or legal actions against the Company or the Bank; compliance and community reinvestment activity of the Bank; compliance with any and all orders or agreements entered into between the Board, the Bank, or the Bank Board, and any of the Bank’s regulatory supervisory agencies; and the activities of the Bank’s Compliance Department, including management of the Compliance Management System.

2026 PROXY STATEMENT	29

DIRECTOR COMPENSATION

The Board, upon recommendation of the Compensation Committee, determines the annual compensation of non-employee Directors each year with account taken of the time and responsibility involved in each role, including, where applicable, serving as Chair of a Board Committee. Directors who are executives of the Company receive no compensation for their Board service.

In 2024 Republic evaluated, and adjusted effective January 1, 2025, the compensation for its non-employee Directors to better reflect the responsibilities and time commitment required of board service. These changes were designed to align Director compensation more closely with market practices and shareholder interests.

As part of this evaluation, management retained Innovative Compensation and Benefits Concepts, an independent compensation consultant (the “Compensation Consultant”), to advise on 2025 non-employee Director compensation matters. The scope of the Compensation Consultant engagement included research, analysis, and support relating to the size of the Board and compensation paid to non-employee Directors. As part of its engagement, the Compensation Consultant was asked to perform comparative assessments regarding competitive market practices and provide management with analyses, advice and recommendations concerning non-employee Directors’ compensation, including the structure, amount and form of such compensation and the competitiveness thereof, for 2025. The Compensation Committee has evaluated the Compensation Consultant’s independence pursuant to the NASDAQ listing standards and the relevant SEC rules and has determined that no conflict of interest has arisen as a result of the work performed by the Compensation Consultant for the Company.

Based on such advice and recommendation, the Compensation Committee recommended, and the Board approved, the following changes to the non-employee Director compensation program, effective January 1, 2025.

Compared to 2024, the following enhancements were made to Directors’ 2025 compensation:

●	The annual stock retainer was increased from approximately $25,000 to $40,000 and was awarded based on the closing stock price on May 21, 2025, the date of the Board meeting, resulting in each Director receiving 557 fully vested shares of Class A Common Stock.
●	Board meeting fees were raised from $4,000 per meeting to $5,000, with a revised virtual attendance policy:
●	Directors attending two or fewer meetings virtually receive the full $5,000 per meeting.
●	Those attending three or more meetings virtually receive $2,500 per virtual meeting.
●	A true-up process in November ensures that Directors who attended at least four in-person meetings receive supplemental compensation if they were paid at the lower virtual rate.
●	Committee meeting fees increased from $1,000 to $1,500 per meeting, regardless of format – in person or virtual.
●	Committee chair retainers were also reviewed. Previously set at $10,000 per chair, the new structure provides:
●	$15,000 for chairs of the Audit, Risk, and Compensation Committees; and
●	$10,000 for chair of the Nominating Committee

Republic also reimburses non-employee directors for reasonable expenses incurred in connection with their Board and committee service, including attending meetings, participating in director education programs, and engaging in other Company business, such as meeting with potential director candidates.

Additionally, Republic reaffirmed its commitment to long-term shareholder alignment by increasing the director stock ownership requirement to $120,000, equivalent to three times the new annual stock retainer. Directors are required to meet this threshold by December 31, 2028, or within three years of their election to the Board, whichever is later. This represents an increase from the prior requirement of $50,000, which was equal to two times the previous annual stock retainer.

The Compensation Committee recommended, and the Board approved, that the updated Board compensation structure and payment amounts would remain in place for 2026.

30	Republic Bancorp, Inc.

Non-employee Directors have the option of allocating their stock awards and fees into the Non-Employee Director and Key Employee Deferred Compensation Plan. Amounts deferred in the Non-Employee Director and Key Employee Deferred Compensation Plan are invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts were converted into stock equivalents on a quarterly basis during 2025. The Company does not make matching contributions for amounts deferred by the non-employee Directors. Compensation paid or deferred by Directors of Republic for services in 2025 as a Director of Republic, including amounts paid for committee chair retainers, were as follows:

2025 Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and Non-
	Fees				Qualified
	Earned	Stock		Non-Equity	Deferred	All Other
	or Paid in	Awards	Option	Incentive Plan	Compensation	Compensation
	Cash (2)	(2, 3)	Awards	Compensation	Earnings	(4)	Total
Name (1)	($)	($)	($)	($)	($)	($)	($)

Yoania Cannon	42,000	39,937	—	—	—	—	81,937
David P. Feaster	40,500	39,937	—	—	—	72,005	152,442
Jennifer N. Green	55,500	39,937	—	—	—	—	95,437
Heather V. Howell	31,500	39,937	—	—	—	—	71,437
Timothy S. Huval	45,000	39,937	—	—	—	—	84,937
Ernest W. Marshall, Jr.	51,000	39,937	—	—	—	—	90,937
W. Patrick Mulloy, II	53,500	39,937	—	—	—	—	93,437
W. Kennett Oyler, III	39,000	39,937	—	—	—	—	78,937
Vidya Ravichandran	42,000	39,937	—	—	—	—	81,937
Alejandro M. Sanchez	44,000	39,937	—	—	—	—	83,937
Mark A. Vogt	68,500	39,937	—	—	—	—	108,437
(1)	Steven E. Trager, A. Scott Trager, Logan M. Pichel, and Andrew Trager-Kusman, who served as Directors in 2025, are not included in this table as they are Executive Officers and received no additional compensation for their services as Directors. The compensation received by Steven E. Trager and Logan M. Pichel is included in the "Summary Compensation Table."
(2)	Of these stock awards and fees, the Directors deferred the entire amount earned, except for (1) Jennifer N. Green who was paid $27,750 in cash with the balance being deferred, (2) Timothy S. Huval who was paid $45,000 in cash with the balance being deferred, (3) Ernest W. Marshall, Jr. who was paid $6,450 in cash with the balance being deferred, (4) W. Kennett Oyler, III who was paid $39,000 in cash with the balance being deferred, and (5) Alejandro M. Sanchez who was paid $44,000 in cash and received his stock award outright.
(3)	Reflects 557 shares of Class A Common Stock awarded in 2025. Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in determining these values, see Note 16 of the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 10-K”).

2026 PROXY STATEMENT	31

(4)	Reflects $5,000 monthly payments for a non-employee Director’s consulting services under a July 16, 2019 consulting agreement (the “Consulting Agreement”), along with payments of approximately $1,000 per month for dues to a Florida country club. The Consulting Agreement retained David P. Feaster as an independent contractor to support the Bank’s Florida market, including business development and retention, participation in various Bank committees, talent recruitment, and advising on expansion or acquisition opportunities. The Consulting Agreement had an initial term through January 31, 2020, automatically renewing on a month-to-month basis unless terminated with 30 days written notice.

EXECUTIVE OFFICERS

In 2025, the Company’s executive leadership team underwent several changes. John T. Rippy, former Executive Vice President and Chief Risk Officer, and Margaret S. Wendler, former Executive Vice President and Chief Human Resources Officer, both retired after many years of dedicated service to the Bank.

In connection with these transitions:

1)	Christy A. Ames was promoted from Executive Vice President & General Counsel to Executive Vice President, Chief Legal Officer & General Counsel.
2)	Scott B. Nardi, the Bank’s Chief Compliance Officer, was promoted, being named the Bank’s Chief Risk Officer and Chief Compliance Officer and accordingly appointed as an Executive Officer of the Company.
3)	Cheryl VanAllen, succeeded Margaret Wendler, joining the Bank as Chief People Officer in late 2024 and assumed the leadership of Human Resources upon Margaret’s retirement.
4)	Additionally, Steven E. DeWeese, EVP and Managing Director of Commercial and Private Banking, is no longer listed as an Executive Officer following an internal assessment; however, there was no change in his role or status as EVP within the Bank.

Steven E. Trager, A. Scott Trager, Logan M. Pichel, and Andrew Trager-Kusman, are not listed as Executive Officers below because each is also a Director Nominee and discussed above.

Christy A. Ames	Age: 53
Position with the Company and the Bank: Secretary of the Company and the Bank; EVP, Chief Legal Officer and General Counsel

Christy A. Ames joined Republic Bank on January 2, 2018 as the Bank’s Senior Vice President, General Counsel. She also serves as the Secretary for the Bank and the Company. In January 2022, Ms. Ames was named an EVP of the Bank, and in May 2025, she became Chief Legal Officer and General Counsel.

Juan M. Montano	Age: 56
Position with the Bank: EVP, Chief Mortgage Banking Officer

Juan M. Montano has served as the Bank’s EVP and Chief Mortgage Banking Officer since 2018. He previously served as SVP and Managing Director of Mortgage Lending from 2015 to 2018. He joined the Company in 2009 as SVP and Managing Director of Finance.

32	Republic Bancorp, Inc.

Scott B. Nardi	Age: 52
Position with the Bank: EVP, Chief Risk and Compliance Officer

Scott B. Nardi joined the Bank in 2018 as Chief Compliance Officer. In May 2025, he was named Chief Risk and Compliance Officer for the Bank, and in January 2026, he was promoted to EVP from SVP.

.
William R. Nelson	Age: 62
Position with the Bank: President of RPG

William R. Nelson has served as President of RPG since 2007. Prior to that, he served as Group Director — Independent Program at HSBC from 2006 to 2007 having joined HSBC in 2004 as Director of Relationship Management, Taxpayer Financial Services. From 1999 to 2004, he served as Director of Sales, Marketing and Customer Service with the Bank.

Anthony T. Powell	Age: 58
Position with the Bank: EVP, Chief Credit Officer

Anthony T. Powell joined the Company in 1999 as a VP. In 2001, he was promoted to SVP and Senior Commercial Lending Officer. In 2005, he was promoted to SVP and Managing Director of Business Lending. In 2015, he assumed responsibility for the Retail Banking division of the Company and was named SVP and Chief Credit and Retail Officer. In January 2017, he was named EVP and Chief Lending Officer.

Kevin D. Sipes	Age: 54
Position with the Bank: EVP, CFO, and Chief Accounting Officer of the Company and Bank

Kevin D. Sipes joined the Company in 1995 and has served as EVP and Treasurer of Republic Bank and the Company since 2002 and CFO of Republic Bank and the Company since 2000. He began serving as Chief Accounting Officer of the Company in 2000.

JeffREY A. Starke	Age: 48
Position with the Bank: EVP, Chief Information and Operating Officer

Jeffrey A. Starke joined Republic Bank on July 19, 2021 as the Bank’s Executive Vice President, Chief Information Officer and became the Bank’s Chief Information and Operations Officer in 2024. He has held various technological and operational roles in the financial services vertical for over 20 years. Prior to joining Republic Bank, he served from 2010 to 2021 at Bank OZK, most recently as Chief Technology Officer and Chair of the Information Systems Steering Committee.

A
Cheryl M. VanAllen	Age: 46
Position with the Bank: EVP, Chief People Officer

Cheryl M. VanAllen joined the Bank in 2024 as the Bank’s Chief People Officer. Prior to joining Republic Bank, she served various roles from 2013 to 2024 at Yum! Brands, where she most recently led talent strategy and people analytics for the KFC US market. Cheryl M. VanAllen has over 20 years of experience in Human Resources and held a variety of Human Resources and operations roles at UPS prior to her time at Yum! Brands.

2026 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is comprised of four (4) Independent Directors, is responsible for approving the compensation of the NEOs and NEO compensation policies. The Company does not separately compensate the NEOs, all of whom are Executive Officers of the Bank and are compensated directly by the Bank for their services.

Following is a list of the Company’s 2025 NEOs along with other pertinent information as of December 31, 2025:

Named Executive Officer Age
	Steven E. Trager (Chair/CEO) 65	Logan M. Pichel (CEO/Bank) 61	Kevin D. Sipes (CFO) 54	William R. Nelson (President of RPG (Pres/RPG) 62	Jeffrey A. Starke (Chief Information and Operating Officer) (CIOO) 48
Company Office	Executive Chair and Chief Executive Officer	Not Applicable	Chief Financial Officer and Chief Accounting Officer	Not Applicable	Not Applicable
Bank Office	Executive Chair	President and Chief Executive Officer	Executive Vice President, Chief Financial Officer, and Chief Accounting Officer	President of RPG	Executive Vice President and Chief Information and Operating Officer
Immediate Supervising Executive	Not Applicable	Chair/CEO	CEO/Bank	Chair/CEO	CEO/Bank
Area of Management	Company and Bank	Bank	Company and Bank	RPG	Bank
Proposer of 2025 Compensation Package	Chair/CEO	Chair/CEO	Chair/CEO and CEO/Bank	Chair/CEO	Chair/CEO and CEO/Bank

34	Republic Bancorp, Inc.

Objectives of the Company’s Compensation Program.

The philosophy of the Company’s Compensation Program is to provide and maintain competitive financial compensation and performance-based rewards that primarily reflect the extent to which the Company achieves or substantially achieves its profit objectives as set forth in the annual budget. The Company’s Compensation Program also seeks to properly incentivize certain NEOs in the primary areas of loan and deposit growth, loan loss control, risk management, regulatory control, customer service, product development, and operations. We believe that the objectives of the Company’s Compensation Program are reflected in what we do and do not do in terms of pay policies and practices.

What we do	what we do not do

● Desi ● ●	● ●
●
Design compensation mix to link pay to job, business unit, and Company performance
●
Assign goals to certain NEOs in the primary areas of loan and deposit growth, loan loss control, risk management, regulatory control, customer service, product development, and operations
●
Maintain stock ownership requirements for the NEOs and Directors
●
Dedicate significant time each year to robust executive succession planning and leadership development
●
Maintain a clawback policy

●
Offer employment agreements to the NEOs
●
Provide gross-up payments to cover excess parachute payment excise taxes for the NEOs
●
Allow derivative or speculative transactions with Company stock, such as hedges, pledges and margin accounts, by the NEOs and Directors

Most Recent Say-on-Pay Results

Most Recent Say-on-Pay Results

Pursuant to the advisory vote commonly referred to as a ‘Say-on-Frequency’ vote, which is required at least once every six years, Republic shareholders most recently approved a biennial frequency in 2023. Consistent with that determination, the Company most recently held an advisory say-on-pay vote at its April 24, 2025 annual meeting of shareholders (the “2025 Annual Meeting Date”). The Company’s shareholders approved the compensation of the NEOs, with over 99% of shareholder votes cast (including abstentions) voting in favor of the say-on-pay proposal. In 2025, the Compensation Committee viewed these results as evidence that the Company’s shareholders continue to support the Company’s NEO compensation policies and practices and, accordingly, the Compensation Committee made no changes to the named executive officer compensation program in response to this vote.

99%

2026 PROXY STATEMENT	35

Compensation Elements.

The Company’s Compensation Program has four (4) principal elements: Base Salary Compensation Program, Bonus Incentive Compensation Program, Stock Incentive Program, and Non-Employee Director and Key Employee Deferred Compensation Plan. The Base Salary Compensation Program and the Company’s Bonus Incentive Compensation Program are annual programs. Stock incentives under the Stock Incentive Program may be awarded any time during the year subject to the recommendations of the Chair/CEO and CEO/Bank and the approval of the Compensation Committee. For a description of the Non-Employee Director and Key Employee Deferred Compensation Plan, see the accompanying description in the “Nonqualified Deferred Compensation” table herein.

The NEOs also participate in Company-wide employee benefit plans and typically are rewarded, as part of their base compensation, with additional selected customary business-related perquisites such as, by way of example, car allowances and country club memberships. The Company also maintains Change in Control Severance Agreements with its NEOs.

Purpose of the Company’s Compensation Elements

Base Salary Compensation Program

The primary purpose of the Base Salary Compensation Program component of the Company’s Compensation Program is to recognize and reward overall responsibilities, performance, experience, and established skills. Changes in base salary result primarily from comparison against peers, individual and Company performance, internal equity considerations, value to the organization, promotions, and the NEO’s specific responsibilities compared to market.

Bonus Incentive Compensation Program

The Bonus Incentive Compensation Program is an annual cash bonus program that rewards the NEOs for the achievement of short-term financial and operational goals that drive Gross Operating Profit (“GOP”) and shareholder value, as well as individual performance. After considering the recommendations of the Chair/CEO and CEO/Bank, the Compensation Committee sets the Bonus Incentive Compensation Program goals, in terms of both incentives to be paid and GOP goals, at the beginning of the Company’s fiscal year (except for the Pres/RPG whose goals are set later in the Company’s fiscal year based on RPG’s different fiscal year calendar). The Bonus Incentive Compensation Program goals are designed to provide the NEOs with incentives to improve both short-term and long-term Company performance.

Stock Incentive Program

Stock Incentive Program compensation awards are also granted to provide the NEOs with incentives to maximize the Company’s GOP and provide retention incentives.  Awards issued under this program may be awarded any time during the year subject to the recommendations of the Chair/CEO and CEO/Bank and the approval of the Compensation Committee. The Chair/CEO does not participate in the Stock Incentive Program.

Non-Employee Director and Key Employee Deferred Compensation Plan

Matching contributions are made for the NEOs under the Non-Employee Director and Key Employee Deferred Compensation Plan to provide retention incentives and to balance the NEOs’ interests with those of the Company’s shareholders. The Chair/CEO does not participate in the Non-Employee Director and Key Employee Deferred Compensation Plan.

OTHER

Includes Company-wide employee benefit plans, as well as additional selected customary business-related perquisites such as car allowances and country club memberships.

36	Republic Bancorp, Inc.

Establishment of Compensation Levels

The Company’s compensation elements are generally competitive with similar employment opportunities or positions in similarly sized companies.

The Chair/CEO and CEO/Bank jointly make compensation recommendations to the Compensation Committee regarding the compensation of the NEOs, except that the Chair/CEO singularly continues to provide recommendations regarding his own (the Chair/CEO’s) and the CEO/Bank’s compensation to the Compensation Committee. However, the Chair/CEO may not be present during the Compensation Committee’s voting or deliberations on the Chair/CEO’s own compensation.

PEER DATA

The Compensation Committee historically has not relied solely on benchmarking to determine its compensation elements; rather, the Compensation Committee has given consideration to the recommendations of the Chair/CEO and the CEO/Bank. The Compensation Committee annually reviews peer data to determine if compensation levels are within reasonable ranges as compared to those peer levels. After review of the peer data, the Compensation Committee made no additional compensation adjustments from the Chair/CEO’s and CEO/Bank’s recommendations.

PEERS FOR THE CHAIR/CEO, CEO/BANK, CFO, AND CIOO

In 2025, the Compensation Committee considered compensation data from the following peers, which consist of publicly traded bank holding companies and/or banks with a relatively similar market capitalization, business units, and asset size for the Chair/CEO, CEO/Bank, CFO, and CIOO:

◾	Lakeland Financial Corp. (NASDAQ: LKFN)
◾	Community Trust Bancorp, Inc. (NASDAQ: CTBI)
◾	1st Source Corporation (NASDAQ: SRCE)
◾	Park National Corporation (NYSE AMERICAN: PRK)
◾	FB Financial Corporation (NYSE: FBK)
◾	Stock Yards Bancorp, Inc. (NASDAQ: SYBT)
◾	Peoples Financial, Inc. (NASDAQ: PEBO)
◾	German American Bancorp, Inc. (NASDAQ: GABC)
◾	First Savings Financial Group, Inc. (NASDAQ: FSFG)
◾	City Holding Company (NASDAQ: CHCO)
◾	Seacoast Banking Corporation of Florida (NASDAQ: SBCF) (for certain performance measurements only)

PEERS FOR THE PRES/RPG

For the Pres/RPG, the following are included in the peer group specifically for Pres/RPG due to their similar lines of business to RPG.

◾	Metropolitan Commercial Bank (NYSE: MCB)
◾	Green Dot Corporation (NYSE: GDOT)
◾	Pathward Financial, Inc. (NASDAQ: CASH)
◾	The Bancorp, Inc. (NASDAQ: TBBK)

THIRD-PARTY CONSULTANT

The Compensation Committee generally does not, and in 2025 did not, directly engage a third-party executive compensation consultant for NEO compensation analysis.

2026 PROXY STATEMENT	37

PRIMARY METRIC IN NEO COMPENSATION DETERMINATION

GOP for the total Company is the primary metric in determining most NEO compensation. GOP is defined as “net income before income tax expense” in accordance with U.S. generally accepted accounting principles. However, even if performance metrics are not satisfied, compensation may still be increased or awarded to the NEOs based on other factors. No such increase/awards were made in 2025.

With respect to the Base Salary Compensation Program, if the Company’s financial performance generally is deemed acceptable in the view of the Chair/CEO and the CEO/Bank, regardless of whether or not the Company’s GOP goals are met, annual increases to base salary are typically, but not always, recommended to the Compensation Committee in response to generally recognized cost of living factors and as a reward for acceptable performance. While the Compensation Committee considers cost of living adjustments when evaluating base salary, such adjustments are not automatic but are also dependent on satisfactory earnings and the other factors noted above. The Compensation Committee does not apply any formula or mechanical weighting in making these determinations which allows it to take a more holistic view of Company and individual performance, exercise informed judgment, and consider a broad range of quantitative and qualitative factors in light of the circumstances prevailing at the time.

For the Bonus Incentive Compensation Program, GOP has historically been, and continues to be, the primary factor taken into account when determining bonuses. Personal performance is also taken into account when determining bonuses. The Compensation Committee, Chair/CEO, and CEO/Bank are each authorized to recommend adjustments in the terms and conditions of, and the criteria included in the achievement of, the Bonus Incentive Compensation Program. The Chair/CEO and the CEO/Bank make recommendations to the Compensation Committee in recognition of unusual, extraordinary, or nonrecurring events. These events affecting the performance of the NEOs, the Company, or the financial statements of the Company could include, but are not limited to:

◾	acquisitions and dispositions of businesses and/or assets;
◾	a health or environmental crisis;
◾	changes in applicable laws, regulations, accounting principles, tax rates, or business conditions;
◾	unpredicted changes in economic and business conditions, including the interest rate environment; and
◾	any other circumstances deemed relevant.

No adjustments were made in 2025.

38	Republic Bancorp, Inc.

The Company’s Base Salary Compensation Program

2025 NEO Base Salaries

Based on the considerations and factors discussed above, after considering the recommendations of the Chair/CEO and CEO/Bank, the Compensation Committee approved the annual base salaries for the NEOs for 2025 along with their respective percentage increases over the prior year as shown in the table below.

		Approximate %
Named Executive Officer	2025 Salary ⁽¹⁾	Increase Over Prior Year
Steven E. Trager (Chair/CEO)	$475,000	3.3%
Logan M. Pichel (CEO/Bank)	$700,000	3.5%
Kevin D. Sipes (CFO)	$390,000	2.6%
William R. Nelson (Pres/RPG)	$425,000	1.2%
Jeffrey A. Starke (CIOO)	$400,000	2.3%
(1)	Amounts shown represent annualized base salaries for the 2025 calendar year with changes over the previous calendar year’s annualized base salaries, except for the Pres/RPG, which represents his annualized base salary for the RPG 2024 - 2025 fiscal year (October 2024 - September 2025) and its change over his previous annualized base salary for the RPG 2023 - 2024 fiscal year. These amounts differ from the amounts shown in the Summary Compensation Table below because the amounts in the Summary Compensation Table reflect mid-year increases and are not annualized.

2026 NEO Base Salaries

After considering the recommendations of the Chair/CEO and CEO/Bank, the Compensation Committee approved the annual base salaries for the NEOs for 2026 based on the considerations and factors discussed above, along with their respective percentage increases over the prior year as shown in the table below.

		Approximate %
Named Executive Officer	2026 Salary ⁽¹⁾	Increase Over Prior Year
Steven E. Trager (Chair/CEO)	$490,000	3.2%
Logan M. Pichel (CEO/Bank)	$725,000	3.6%
Kevin D. Sipes (CFO)	$410,000	5.1%
William R. Nelson (Pres/RPG)	$438,000	3.1%
Jeffrey A. Starke (CIOO)	$420,000	5.0%
(1)	Amounts shown represent annualized base salaries for the 2026 calendar year with changes over the previous calendar year’s annualized base salaries, except for the Pres/RPG, which represents Pres/RPG’s annualized base salary for the RPG 2025 - 2026 fiscal year (October 2025 – September 2026) and its change over his previous annualized base salary for the RPG 2024 - 2025 fiscal year (October 2024 – September 2025).

The Company’s Bonus Incentive Compensation Program

BONUS INCENTIVE COMPENSATION PROGRAM GENERALLY

The Bonus Incentive Compensation Program is designed to reward those individuals who contribute through their own performance and their influence on others to achieve and exceed the Company’s financial goals, and to a lesser extent, other goals that target performance in areas required to run a successful banking operation.

Company Class A Common Stock performance is not a component of evaluation for the purpose of the NEOs’ Bonus Incentive Compensation Program. Republic’s Class A Common Stock is thinly traded with a low average daily stock trading volume that can lead to significant price swings when even a relatively small number of shares are being

2026 PROXY STATEMENT	39

traded. Therefore, Republic Class A Common Stock prices might not accurately reflect Republic management’s efforts and work.

Ultimately, the Compensation Committee believes that reasonable and consistent earnings over time will translate into appropriate and favorable stock performance. The Compensation Committee’s policies are not designed to encourage the NEOs to manage the Company on a quarter-to-quarter time horizon or even over a one-year period. Investment in capital improvements, product development, and new market expansion can act to reduce short-term profits while providing for a larger future, longer-term profit potential and/or provide for the long-term soundness and sustainability of the Company’s operations and, thus, its long-term profit potential. All of these factors are considered by the Compensation Committee in its subjective annual evaluation process and deliberations.

STRUCTURE OF PROGRAM

The amount of incentive compensation or bonus awarded to the NEOs is determined by the Compensation Committee and is based primarily on budget goals and individual performance. The “Entry Level” and “Maximum Level” budget goals are designed to be a challenge to meet, particularly for the “Maximum Level” performance tier, but the budget goals and the tiers associated with those goals are not set to be impractical or impossible to achieve. The Company’s budgeted goals should not be relied upon by any investor or shareholder as an indication of management’s prediction of its future financial performance.

The Compensation Committee also evaluates the Company’s Bonus Incentive Compensation Program for compliance with applicable regulatory guidance regarding incentive compensation and responsible sales practices.

PRIMARY METRIC

Except as noted below for the Pres/RPG, GOP for the total Company remains the central and most important metric in evaluating and determining most NEO compensation for the Bonus Incentive Compensation Program. Individual performance is also a strong component.

For 2025, the Compensation Committee considered the GOP of the total Company (“Total Company GOP”) for the Bonus Incentive Compensation Program award of the Chair/CEO, CEO/Bank, CFO, and CIOO. For October 2024 – September 2025, the Compensation Committee primarily considered the GOP of RPG (“RPG GOP”) for the Bonus Incentive Compensation award of the Pres/RPG.

The Company’s Bonus Incentive Compensation Program is flexible in design and considers factors beyond the control of any NEO in determining the amount of compensation to be paid to a particular NEO in any given year. Financial goals, while central and important, are not the sole factor in determining achievement. If the applicable GOP or non-GOP-related goals are not fully achieved, then, as previously disclosed, a percentage of a potential incentive payout may be awarded based on intervening factors, such as, but not limited to, individual performance, economic factors, regulatory changes impacting profit objectives, or management decisions that may impact current profitability, normally made in return for the potential for greater long-term profitability. A percentage of the total bonus potential may be awarded to the NEOs even if certain GOP goals stated in the NEOs’ Bonus Incentive Compensation Program agreements are not fully achieved. According to the bonus agreement with each NEO, the Bonus Incentive Compensation Program potential is subject to amendment, including either upward or downward, at the recommendations of the Chair/CEO and CEO/Bank, subject to the approval of the Compensation Committee.

40	Republic Bancorp, Inc.

2025 Bonus Incentive Compensation Program Award for THE neos

For 2025, the Bonus Incentive Compensation Program awards for the NEOs and related factors are outlined in the table below:

				Maximum	Percent of
Named		Entry	Maximum	Incentive	Payout	Incentive
Executive	Performance	Level	Level	Payout	Potential	Payout
Officer	Criteria	Goal	Goal	Potential	Awarded	Award

Steven E. Trager (Chair/CEO)	Total Company GOP	Achieved	Achieved	$500,000	100%	$500,000
Logan M. Pichel (CEO/Bank)	Total Company GOP	Achieved	Achieved	$500,000	100%	$500,000
Kevin D. Sipes (CFO)	Total Company GOP	Achieved	Achieved	$175,000	100%	$175,000
William R. Nelson (Pres/RPG)	RPG GOP	Achieved	Achieved	$375,000	100%	$375,000
Jeffrey A. Starke (CIOO)	Total Company GOP	Achieved	Achieved	$175,000	100%	$175,000

2025 Bonus Incentive Compensation Program Award for CHAIR/CEO, CEO/BANK, CFO, AND CIOO

The Bonus Incentive Compensation Program potentials for the Chair/CEO, CEO/Bank, CFO, and CIOO are tied to the Total Company GOP. At its January 2025 meeting, under the 2025 Bonus Incentive Compensation Program, the Compensation Committee at the recommendations of the Chair/CEO and CEO/Bank, approved the following GOP goals:

Bonus Incentive	Percentage of Bonus	Approximate Total
Compensation Program	Incentive Compensation	Company
Level Objective	Program Potential	GOP Goal (Millions)
Entry Level	70%	$140
Mid-Level	85%	$145
Maximum Level	100%	$150

For the 2025 fiscal year, based upon a Total Company GOP of $165.7 million, the Compensation Committee determined that the Maximum Level payout level was achieved. This resulted in the NEOs with bonuses tied to Total Company GOP, including the Chair/CEO, CEO/Bank, CFO, and CIOO, receiving 100% of their Bonus Incentive Compensation Program potential as follows:

Bonus Incentive
Compensation Program
Award (Maximum Level
Named Executive Officer	Objective of 100%)
Chair/CEO	$500,000
CEO/Bank	$500,000
CFO	$175,000
CIOO	$175,000

2025 Bonus Incentive Compensation Program Award for PRES/RPG

Unlike other NEOs, whose goals were based on the Company’s fiscal year of January 1 through December 31, 2025, the Pres/RPG had goals based on RPG’s measurement period from October 1, 2024 through September 30, 2025, primarily due to the seasonal nature of RPG’s Tax Refund Solutions line of business (the “2024 - 2025 Measurement Period”).

2026 PROXY STATEMENT	41

The Bonus Incentive Compensation Program potential for the Pres/RPG is tied to the RPG GOP. For the 2024 - 2025 Measurement Period, the Compensation Committee, at the recommendations of the Chair/CEO and CEO/Bank, set the RPG GOP objectives at the following:

	Bonus Incentive		RPG GOP
Bonus Incentive Compensation	Compensation	Percentage of	for 2024 - 2025
Program Level Objectives	Program Potential	Maximum Level	Measurement Period (Millions)
Entry Level	$225,000	60%	$59
Mid-Level	$300,000	80%	$63
Maximum Level	$375,000	100%	$67

For the 2024 - 2025 Measurement Period based upon an RPG fiscal year GOP of $67.6 million, the Compensation Committee determined that the Maximum Level payout level was achieved. This resulted in Pres/RPG with a bonus tied to RPG GOP receiving 100% of his Bonus Incentive Compensation Program potential of $375,000.

2025 CORE PROCESSING SYSTEM CONVERSION DISCRETIONARY BONUS – CFO AND CIOO

In 2025, the Bank completed a significant initiative to convert its core processing system. This project represented a major operational undertaking and required substantial additional time and effort from numerous associates across the organization, in addition to their regular responsibilities. In recognition of this extraordinary effort, Bank management recommended that associates with substantial involvement in the conversion receive a discretionary bonus.

Among the associates who contributed materially to the successful execution of the project were the CFO and CIOO. Based on the recommendations of the Chair/CEO and the CEO/Bank, at its January 2026 meeting the Compensation Committee approved a discretionary cash bonus of $50,000 for each of the CFO and CIOO related to their work in 2025 in connection with the core processing system conversion, with payment of these bonuses being contingent upon the core system conversion not resulting in any material deficiencies from an audit perspective. This determination will be made following completion of the applicable audit procedures in early 2026, which is expected to occur after the filing of this Proxy Statement with the SEC.

The Company’s Stock Incentive Plan and Non-Employee Director and Key Employee Deferred Compensation Plan

The Company’s primary form of equity-based incentive compensation historically has been stock options and restricted stock awards. The Company used this type of compensation due to previously favorable accounting and tax treatment. Stock options and restricted stock awards also are granted by most of the Company’s competitors, and the Compensation Committee believes stock options and restricted stock awards are an expectation of business executives in Republic’s marketplace. Despite the ramifications from the adoption of the FASB ASC Topic 718, the Compensation Committee believes that stock option awards, restricted stock awards, and performance stock units (“PSUs”) serve as favorable retention tools and enhance the Company’s ability to maintain the employment of its high performing executives.

In the view of the Compensation Committee, the significant stock holdings of the Chair/CEO and his related interests provide material executive motivation to not only preserve but to grow shareholder value, particularly long-term shareholder value. Therefore, stock awards have not been traditionally awarded to the Chair/CEO.

Any equity incentives for the NEOs are typically recommended to the Compensation Committee by the Chair/CEO and CEO/Bank. (See “Establishment of Compensation Levels” above for a discussion of the factors that may be considered in determining the level of annual equity incentives granted to the NEOs.)

42	Republic Bancorp, Inc.

2025 AWARDS UNDER THE COMPANY’S 2015 STOCK INCENTIVE PLAN
AND 2025 STOCK INCENTIVE PLAN

At the Company’s 2025 Annual Meeting of Shareholders, shareholders approved the Republic Bancorp, Inc. 2025 Stock Incentive Plan (the “2025 Plan”), which replaced the expiring 2015 Stock Incentive Plan (the “2015 Plan”) and continues the Company’s commitment to aligning the interests of our employees, executive-officers, and directors with those of our shareholders. Both the 2015 Plan and 2025 Plan were designed to attract, retain, and motivate key talent by providing equity-based incentives that foster a sense of ownership and encourage long-term performance.

The 2025 Plan closely mirrored the structure of the 2015 Plan, with several amendments to reflect evolving regulatory requirements and best practices. Notably, the 2025 Plan extended the Company’s ability to grant incentive stock options for an additional ten years, clarified the approval process for equity awards among the Board and Compensation Committee, and removed outdated provisions related to performance-based compensation.

Upon shareholder approval on April 24, 2025, the 2025 Plan became the sole vehicle for new equity awards and no further grants were made under the 2015 Plan. Outstanding awards under the 2015 Plan continue to be governed by their original terms, but any shares issued in connection with those awards are now administered under the 2025 Plan. Through the adoption and implementation of the 2025 Plan, the Company reaffirmed its commitment to rewarding performance, supporting retention, and driving long-term value creation for all stakeholders.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

In 2025, the Company did not grant awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K or filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. In the event the Company determines to grant new awards of such options, the Board or the Compensation Committee, as applicable, will evaluate the appropriate steps to take in relation to the foregoing. The Compensation Committee typically grants equity awards to NEOs during its regularly scheduled meeting early in the fiscal year. However, the timing of this approval may be changed in the event of extraordinary circumstances, including in connection with mid-year promotions and new-hires. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. The Compensation Committee does not time the release of material nonpublic information to affect the value of executive compensation.

2025 LTIP Awards

On January 15, 2025, the Compensation Committee awarded Equity Awards to certain NEOs, including the CEO/Bank, CFO, Pres/RPG, and CIOO.

The CEO/Bank was granted the following:

●	2,759 shares of restricted stock, vesting January 1, 2028;
●	2,759 target PSUs; and
●	12,978 Non-Qualified Stock Options (“NQSOs”), that vest on January 1, 2028 and are exercisable through January 1, 2031.

The CFO and Pres/RPG were granted the following:

●	689 target PSUs; and
●	3,244 NQSOs, that vest on January 1, 2028 and are exercisable through January 1, 2031.

2026 PROXY STATEMENT	43

The CIOO was granted the following:

●	862 target PSUs; and
●	4,055 NQSOs, that vest on January 1, 2028 and are exercisable through January 1, 2031.

See the “Grants of Plan-Based Awards Table” below for the specific vesting schedule of the awards.

The awarded PSUs were settled in early 2026 by the issuance of shares of restricted stock (shares generally subject to forfeiture if employment ends before January 1, 2027) based on the Company’s achievement of a 2025 full-year return on average assets (“ROAA”) of greater than or equal to 1.59% and a full-year efficiency ratio of less than or equal to 50.73%. In addition, to receive a payout based on either the ROAA or efficiency ratio goals, the Company needed to achieve a certain 3rd quarter ranking for that particular category among a group of 11 other selected peers. The goals to receive a payout of PSUs for each NEO that was granted PSUs in 2025 were as follows:

	Goals
	50%	100%	150%
Category	Payout	Payout	Payout	Goal Measurement

ROAA	1.59%	1.59%	1.59%	Full Year 2025 ROAA
Ranking	4th-6th	3rd	1st-2nd	3rd Quarter Ranking Compared to 11 Other Peers

Efficiency Ratio	50.73%	50.73%	50.73%	Full Year 2025 Efficiency Ratio Goal
Ranking	7th-9th	4th-6th	1st-3rd	3rd Quarter Ranking Compared to 11 Other Peers

As it relates to the final payouts of PSUs, the Company achieved its full year ROAA goal, finishing 2025 with an ROAA of 1.84%. The Company did not achieve its full year Efficiency Ratio goal, finishing 2025 at 52.0%. The Company’s 3rd quarter ROAA ranked fourth in its peer group and the Company’s 3rd quarter efficiency ratio ranked 10th in its peer group. These final ROAA and Efficiency Ratio achievement figures resulted in a 25% payout of target for all NEOs that participated.

The amounts paid under the PSUs are shown in the table below. All shares of stock issued under the PSUs represent shares of restricted stock that require the NEO to be employed by the Company until a January 1, 2027 vest date. If the NEO does not maintain employment with the Company until the vest date, he will forfeit the shares.

Achievement of goals are reflected in the below chart:

	Full Year ROAA Achieved 1.84%			Full Year Efficiency Ratio Achieved 52.0%
	3rd Quarter Ranking of 4th-6th within Peer Group	3rd Quarter Ranking of 3rd within Peer Group	3rd Quarter Ranking of 1st or 2nd within Peer Group	3rd Quarter Ranking of 7th-9th within Peer Group	3rd Quarter Ranking of 4th-6th within Peer Group	3rd Quarter Ranking of 1st-3rd within Peer Group
Executive	50% Payout	100% Payout (Target)	150% Payout	50% Payout	100% Payout (Target)	150% Payout	Total Payout

Logan M. Pichel (CEO/Bank)	690						690
William R. Nelson (Pres/RPG)	172						172
Kevin D. Sipes (CFO)	172						172
Jeffrey A. Starke (CIOO)	216						216

Stock Ownership Requirements

The Board of Directors and Compensation Committee have set stock ownership guidelines for certain associates at the Company, which affect the CEO/Bank, CFO, Pres/RPG, and CIOO, requiring them to own a minimum of two (2) times their base salaries in Company stock on or before January 2026. All shares of stock issued under the PSUs or as shares

44	Republic Bancorp, Inc.

of restricted stock must be held by the officer for a period of two (2) years after the vest date, and all shares issued pursuant to NQSOs must be held for a period of two (2) years following the exercise date.

INSIDER TRADING POLICY

The Company has adopted an insider trading policy that governs the purchase, sale and other dispositions of the Company’s securities by directors, officers, employees, and the Company itself (the “Insider Trading Policy”). The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with applicable U.S. federal securities laws and the NASDAQ listing standards relating to insider trading. The Insider Trading Policy is filed with the SEC as Exhibit 19 to the Company’s 2025 10-K.

Anti-Hedging Provision

The Insider Trading Policy prohibits all of the Company’s employees (including Executive Officers) and Directors from engaging in hedging transactions in the Company’s shares. Hedging transactions can be accomplished through a number of ways, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds. Such transactions may permit a Director, Executive Officer, or associate to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the Director, Executive Officer, or associate may no longer have the same objectives as the Company’s other shareholders. Therefore, Directors, Executive Officers, and associates are prohibited from engaging in any hedging transactions.

CLAWBACK POLICY

Republic maintains a policy required by the rules of NASDAQ and the SEC providing that, subject to certain exemptions provided by the rules of NASDAQ and the SEC, in the event that the Company is required to prepare certain accounting restatements, it will recover certain incentive based-compensation received by (i) any current or former Executive Officer that was based upon the attainment of a financial reporting measure and (ii) that was erroneously received during the three (3) completed fiscal year period preceding the date on which the restatement was required.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a tax deduction to publicly held corporations for any remuneration in excess of $1 million paid in any taxable year to certain “covered employees,” which include their chief executive officer, chief financial officer, and certain other current and former highly compensated officers. The Compensation Committee has previously considered tax deductibility when structuring our executive compensation arrangements for our current and former executive officers. However, the Compensation Committee may, in its judgment, pay compensation that is not fully tax deductible to the extent it determines that doing so is appropriate to attract and retain executive talent or to meet other business needs. The Compensation Committee intends to continue to compensate our current and former executive officers, including the NEOs, in a manner consistent with our best interests and the best interests of our shareholders.

TAXATION OF “PARACHUTE” PAYMENTS AND DEFERRED COMPENSATION

The Company does not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that the NEO might owe as a result of the application of Sections 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that certain executive officers, directors who hold significant equity interests in the Company, and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control of the Company that exceeds certain prescribed limits and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also imposes additional significant taxes on an executive officer, director or other service provider to the Company in the event that he or she receives “deferred compensation” that does not meet certain requirements of Section 409A of the Code.

2026 PROXY STATEMENT	45

Change in Control Severance Agreements

In furtherance of its long-term incentive objectives, the Company maintains Change in Control Severance Agreements with the NEOs (collectively, “Change in Control Agreements”). At its January 24, 2024 meeting, the Board of Directors approved an amendment to the CEO/Bank’s Change in Control Agreement (the “Amendment”). The Change in Control Agreements include two (2) year non-compete, non-solicitation, and confidentiality clauses that apply whether or not a change in control occurs and incorporate restrictive covenants into each equity award.

See “Post-Employment Compensation” below for a description of these arrangements, including the Amendment and the estimated payments and benefits.

Non-Employee Director and Key Employee Deferred Compensation Plan

To further tie executives’ interests with those of the Company’s shareholders, stock reserved for issuance under the 2015 Plan (prior to the 2025 Annual Meeting Date) and subsequently, the 2025 Plan (after the 2025 Annual Meeting Date) is also used to cover payment in stock under the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan, which provides for matching of the NEOs’ deferrals. Both voluntary deferrals and matching deferrals are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts are converted into stock equivalents on a quarterly basis. See the “Nonqualified Deferred Compensation” section in this Proxy Statement for a more detailed description of the Non-Employee Director and Key Employee Deferred Compensation Plan.

46	Republic Bancorp, Inc.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Ernest W. Marshall, Jr./Chair

Timothy S. Huval

Vidya Ravichandran

Mark A. Vogt

2026 PROXY STATEMENT	47

2025 SUMMARY COMPENSATION TABLE

The following table contains information concerning the compensation received by the NEOs for the fiscal year ended December 31, 2025:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
						Incentive Plan	Deferred	All Other
				Stock	Option	Compensation	Compensation	Compensation
Name and Principal		Salary	Bonus (1)	Awards (2)	Awards (2)	(3)	Earnings (4)	(5)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	2025	473,848	—	—	—	500,000	—	50,019	1,023,867
	2024	459,326	—	—	—	400,000	—	48,204	907,530
	2023	450,320	—	—	—	240,000	—	46,067	736,387
Logan M. Pichel (CEO/Bank)	2025	698,174	—	401,048	197,291	500,000	—	22,829	1,819,342
	2024	675,240	—	495,978	172,959	500,000	—	22,849	1,867,026
	2023	662,000	—	431,628	207,436	300,000	—	22,000	1,623,064
Kevin D. Sipes (CFO)	2025	389,232	50,000	74,007	49,315	175,000	—	26,429	763,983
	2024	379,389	—	95,575	43,237	175,000	—	26,449	719,650
	2023	371,520	—	75,818	51,857	105,000	—	26,100	630,295
William R. Nelson (Pres/RPG)	2025	427,000	—	71,866	49,315	375,000	—	16,670	939,851
	2024	408,077	—	95,575	43,237	225,000	—	15,705	787,594
	2023	400,769	—	75,818	51,857	180,000	—	15,071	723,515
Jeffrey A. Starke (CIOO)	2025	399,308	50,000	83,633	61,644	175,000	—	13,054	782,639
	2024	390,410	—	113,158	54,047	175,000	—	16,316	748,931
	2023	382,616	—	88,512	64,821	105,000	—	15,862	656,811
(1)	Amounts in column (d) represent the discretionary bonus awarded to the CFO and CIOO for their work on the Bank’s 2025 core processing system conversion described in the Compensation Discussion and Analysis above.
(2)	Amounts shown represent the aggregate grant date fair values computed in accordance with ASC, Topic 718. See table “Grants of Plan Based Awards During 2025” in this Proxy Statement for a detailed listing for more information on each award grant. For a discussion of the assumptions used in determining these values, see Note 16 of the financial statements in the 2025 10-K.

In addition, the “Stock Awards” column also includes the $25,000 fair value of deferred compensation matches in 2025 for each of the CEO/Bank, CFO, Pres/RPG, and CIOO. These deferred compensation matches were previously categorized under the “All Other Compensation” column of this table. As a result of the Pay Versus Performance table and accompanying information regarding outstanding stock awards included in the Company’s proxy statement for fiscal year 2023, the Company believes this Company match is most appropriately reflected in the Stock Awards column on a go forward basis, with any adjustments to the fair values of such awards at year-end being reflected in the Pay Versus Performance table and accompanying information. All such Company matches presented in this Proxy Statement therefore are reflected in the Stock Awards column. The grant date fair value of the 2025 PSUs, assuming that the highest level of performance is

48	Republic Bancorp, Inc.

achieved under the applicable performance measures, is $250,000 for the CEO/Bank, $62,500 for the CFO and CIOO, and $50,000 for the Pres/RPG.

(3)	The amounts in column (g) reflect incentive compensation earned during the covered year and paid in March 2026 (for the Chair/CEO, CEO/Bank, CFO, and CIOO) or October 2025 (for the Pres/RPG) on the incentive payout date based on the achievement of Company and Bank goals.
(4)	Republic does not provide above-market or preferential earnings on deferred compensation. See the 2025 Nonqualified Deferred Compensation table narrative for information about deferred compensation.
(5)	The NEOs participate in the 401(k) Plan on the same basis as other salaried employees. The NEOs have also historically received limited perquisites. These benefits are provided to the NEOs to enhance their total compensation and provide a package that is competitive with market practices. In addition to customary travel and business expenses, benefits are also provided to the NEOs to support their long-term health and wellness, retirement, and security and protection so as to ensure that they are best able to focus on the success of the Company.

For 2025, the amounts in column (i) include the following:

				Auto Allowance or
				Personal Use of
	401(k) Matching	Life Insurance	Club	Company Owned
	Contributions	Policies	Memberships	Vehicles	Parking	Total
Name	($)	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	14,000	1,080	23,590	9,600	1,749	50,019
Logan M. Pichel (CEO/Bank)	14,000	1,080	6,000	—	1,749	22,829
Kevin D. Sipes (CFO)	14,000	1,080	—	9,600	1,749	26,429
William R. Nelson (Pres/RPG)	14,000	1,080	—	—	1,590	16,670
Jeffrey A. Starke (CIOO)	10,657	648	—	—	1,749	13,054

Narrative Discussion of the Summary Compensation Table

The Summary Compensation Table lists the compensation for the NEOs for the fiscal year ended December 31, 2025. The material terms of the pay elements included in the Summary Compensation Table are described above in the “Compensation Discussion and Analysis” section of this Proxy Statement.

2026 PROXY STATEMENT	49

GRANTS OF PLAN BASED AWARDS DURING 2025

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Full Grant
									Number	Number of	or Base	Date
Named									of Shares	Securities	Price of	Fair
Executive			Estimated Future Payouts Under Non-			Estimated Future Payouts Under			of Stock	Underlying	Option	Value of
Officer	Grant Date	Grant Type	Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			or Units	Options	Awards	Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Steven E. Trager (Chair/CEO)		Annual Incentive	350,000	425,000	500,000	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)		Annual Incentive	350,000	425,000	500,000	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	01/15/2025	Performance Stock Unit	—	—	—	1,379	2,759	4,138	—	—	—	187,667
Logan M. Pichel (CEO/Bank)	01/15/2025	Restricted Stock Award	—	—	—	—	—	—	2,759	—	—	187,667
Logan M. Pichel (CEO/Bank)	01/15/2025	Stock Option	—	—	—	—	—	—	—	12,978	68.02	197,291
Logan M. Pichel (CEO/Bank)	10/01/2025	Restricted Stock Award	—	—	—	—	—	—	10	—	—	714
Kevin D. Sipes (CFO)		Annual Incentive	122,500	148,750	175,000	—	—	—	—	—	—	—
Kevin D. Sipes (CFO)	01/15/2025	Performance Stock Unit	—	—	—	344	689	1,033	—	—	—	46,866
Kevin D. Sipes (CFO)	01/15/2025	Stock Option	—	—	—	—	—	—	—	3,244	68.02	49,315
Kevin D. Sipes (CFO)	10/01/2025	Restricted Stock Award	—	—	—	—	—	—	30	—	—	2,141
William R. Nelson (Pres/RPG)	01/15/2025	Performance Stock Unit	—	—	—	344	689	1,033	—	—	—	46,866
William R. Nelson (Pres/RPG)	01/15/2025	Stock Option	—	—	—	—	—	—	—	3,244	68.02	49,315
William R. Nelson (Pres/RPG)		Annual Incentive	225,000	300,000	375,000	—	—	—	—	—	—	—
Jeffrey A. Starke (CIOO)		Annual Incentive	122,500	148,750	175,000	—	—	—	—	—	—	—
Jeffrey A. Starke (CIOO)	01/15/2025	Performance Stock Unit	—	—	—	431	862	1,293	—	—	—	58,633
Jeffrey A. Starke (CIOO)	01/15/2025	Stock Option	—	—	—	—	—	—	—	4,055	68.02	61,644
(1)	Represents threshold, target and maximum payout levels for awards granted under the NEO Bonus Incentive Compensation Program for 2025 performance. The performance goals and target payout under the Bonus Incentive Compensation Program for each NEO are described in the “Compensation Discussion and Analysis” section of this proxy statement. The actual amount of incentive compensation earned by each NEO is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for the year in which it was earned. Additional information regarding the design of the NEO Bonus Incentive Compensation Program is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.

All equity awards in the table above that were granted prior to the 2025 Annual Meeting Date were granted under the 2015 Plan. All equity awards in the table above that were granted after the 2025 Annual Meeting Date were granted under the 2025 Plan. Additional details regarding the structure and terms of the Performance Stock Units, Restricted Stock Awards, and Stock Options reported above can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement. Table excludes Company matches in the Non-Employee Director and Key Employee Deferred Compensation Plan.

50	Republic Bancorp, Inc.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2025

Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
								Equity	Incentive
			Equity					Incentive	Plan
			Incentive					Plan	Awards:
			Plan			Number		Awards:	Market or
			Awards:			of Shares	Market	Number of	Payout Value
	Number of	Number of	Number of			or Units	Value of	Unearned	of Unearned
	Securities	Securities	Securities			of Stock	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			That	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	Rights That	Rights That
	Options	Options (1)	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
Named Executive Officer	(#)	(#)	(#)	($)	Date	(#)(2)	($)	(#)(3)	($)

Steven E. Trager (Chair/CEO)	—	—	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	21,505	—	—	42.74	12/31/2026	12,322	850,095	2,759	190,343
	—	17,937	—	49.25	01/01/2030
	—	12,978	—	68.02	01/01/2031
Kevin D. Sipes (CFO)	5,376	—	—	42.74	12/31/2026	1,433	98,863	689	47,534
	—	4,484	—	49.25	01/01/2030
	—	3,244	—	68.02	01/01/2031
William R. Nelson (Pres/RPG)	5,376	—	—	42.74	12/31/2026	1,433	98,863	689	47,534
	—	4,484	—	49.25	01/01/2030
	—	3,244	—	68.02	01/01/2031
Jeffery A. Starke (CIOO)	6,720	—	—	42.74	12/31/2026	1,790	123,492	862	59,469
	—	5,605	—	49.25	01/01/2030
	—	4,055	—	68.02	01/01/2031
(1)	The options cliff vest on the following dates:
Exercisable Date	Expiration Date
12/31/2025	12/31/2026
01/01/2027	01/01/2030
01/01/2028	01/01/2031

(2)	Includes 5,733 restricted shares awarded to CEO/Bank, 476 restricted shares awarded to Pres/RPG and CFO, and 594 restricted shares awarded to CIOO on January 16, 2024 that vest on January 1, 2030. Includes 3,830 restricted shares awarded to CEO/Bank, 957 restricted shares awarded to PRES/RPG and CFO, and 1,196 restricted shares awarded to CIOO on January 15, 2025 that vest on January 1, 2027. Includes 2,759 restricted shares awarded to CEO/Bank on January 15, 2025 that vest on January 1, 2028. Excludes unvested amounts in the Non-Employee Director and Key Employee Deferred Compensation Plan.

(3)	The awards shown in column (I) reflect PSUs granted in 2025 as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

2026 PROXY STATEMENT	51

OPTION EXERCISES AND STOCK VESTED DURING 2025

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Named Executive Officer	(#)	($)	(#)	($)

Steven E. Trager (Chair/CEO)	—	—	—	—
Logan M. Pichel (CEO/Bank)	19,474	300,094	4,767	328,899
Kevin D. Sipes (CFO)	6,368	133,053	30	2,141
William R. Nelson (Pres/RPG)	6,368	181,386	—	—
Jeffrey A. Starke (CIOO)	6,085	106,670	—	—

Table excludes vesting of Company matches in the Non-Employee Director and Key Employee Deferred Compensation Plan.

52	Republic Bancorp, Inc.

NONQUALIFIED DEFERRED COMPENSATION for 2025

The Compensation Committee may designate key employees as eligible to participate in the Non-Employee Director and Key Employee Deferred Compensation Plan (the “Deferred Plan”). Amounts deferred in the Deferred Plan are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts are converted into stock equivalents on a quarterly basis. Key employee participants may elect to defer up to 50% of their base salary for an initial period of five years from the beginning of the year in which the deferral is made, with the ability to extend the deferral for additional five-year periods. The Company provides a matching program for key employee participants whereby the Company will make a matching contribution equal to up to 100% of the amount of compensation deferred by such participant under the Deferred Plan, subject to an annual dollar cap established annually by the Compensation Committee. Except as provided below, the matching amount is subject to forfeiture until it vests on December 31 of the year that is five years from the beginning of the year that the Company match is made, subject to acceleration of vesting upon death, disability, or a change in control.

Key employee participant Company matching amounts will vest upon retirement with at least ten (10) years of service and sixty-two (62) years of age (the retirement provision applies only to matching funds after January 1, 2024, does not apply to a termination for cause or voluntary termination for similar employment in the banking industry, and applies only to vesting and does not impact payout dates or deferred or matching amounts). Starting with matches in 2024, the Company match vesting period is fifty-nine (59) months from the beginning of the year to which such amounts relate (for example, amounts deferred in 2024 and the Company match made with respect to such amounts are deferred until and become payable on December 1, 2028).

The “Nonqualified Deferred Compensation” table below shows the 2025 account activity for each NEO and includes each participating NEO’s contributions, Company matching contributions, earnings, withdrawals, and distributions and the aggregate balance of each NEO’s total deferral account as of December 31, 2025.

(a)	(b)	(c)	(d)	(e)	(f)
				Aggregate
	Executive	Company	Aggregate	Withdrawals/	Aggregate
	Contributions in Last FY (1)	Contributions in Last FY (2)	Earnings in Last FY(3)	Distributions	Balance at Last FYE (4)
Name	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	25,000	25,000	5,214	—	483,718
Kevin D. Sipes (CFO)	25,000	25,000	7,134	—	637,500
William R. Nelson (Pres/RPG)	25,000	25,000	1,854	121,156	359,670
Jeffrey A. Starke (CIOO)	25,000	25,000	1,558	—	190,076
(1)	The amounts in this column are also included in the “Summary Compensation Table.”
(2)	The amounts listed in this column are also included in the “Summary Compensation Table.”
(3)	None of the amounts listed in this column were included in the “Summary Compensation Table.”
(4)	The aggregate amounts shown in column (f) include the following amounts that were reported as compensation in the “Summary Compensation Table” in Republic’s previous proxy statements:
◾	For the CEO/Bank, a total of $125,000 was previously reported in the “Summary Compensation Table” as life-to-date executive contributions and $125,000 as life-to-date Company contributions;
◾	For the CFO, a total of $166,286 was previously reported in the “Summary Compensation Table” as life-to-date executive contributions and $ 166,286 as life-to-date Company contributions;
◾	For the Pres/RPG, a total of $158,500 was previously reported in the “Summary Compensation Table” as life-to-date executive contributions and $ 158,500 as life-to-date Company contributions; and
◾	For the CIOO, a total of $50,000 was previously reported in the “Summary Compensation Table” as life-to-date executive contributions and $50,000 as life-to-date Company contributions.

2026 PROXY STATEMENT	53

POST-EMPLOYMENT COMPENSATION

The Change in Control Agreements provide the following to each NEO whose employment is terminated after a change in control by the Company other than for cause or by the NEO for good reason, subject to their execution and non-revocation of a release of all claims:

1)	Payment to the NEO of the unpaid balance of the NEO’s full base salary through the date of termination;
2)	Severance equal to two (2) times the NEO’s base salary plus the average bonus paid to the NEO in the prior three (3) years, payable in installments over the twenty-four (24) months following termination and, for the CIOO, twelve (12) months following termination;
3)	Reimbursement, as incurred, for all legal fees and expenses incurred by the NEO resulting from the termination;
4)	Accelerated exercisability of all stock options and stock appreciation rights and any other stock rights held by the NEO immediately prior to the termination;
5)	Maintenance in full-force and effect, for the benefit of the NEO for two (2) years following the date of termination, participation in all employee welfare benefit plans of the Company or Bank; and
6)	Assignment to the NEO of any assignable interest in any life insurance policy the Company owns on the NEO’s life.

For purposes of the Change in Control Agreements, “cause” generally means (i) the willful and continued failure by the employee substantially to perform the employee’s duties (other than resulting from disability or temporary incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the employee that specifically identifies the manner in which the employee has not allegedly substantially performed his duties; or (ii) the willful engaging by the employee in gross misconduct materially and demonstrably injurious to the Company.

For purposes of the Change in Control Agreements, “good reason” generally means (i) the failure to elect or to re-elect or to appoint or to re-appoint the employee to his position immediately prior to a change in control, (ii) a material adverse change in the employee’s functions, duties, or responsibilities, (iii) a material reduction in the employee’s base salary as in effect immediately prior to a change in control, or a material reduction in the total compensation and/or benefits package provided to the employee, taken as a whole, (iv) requiring the employee to work from an office that is more than 40 miles from the employee’s current office, except for required travel on business, (v) any purported termination of the employee’s employment not effected pursuant to the notice requirements in the agreement, or (vi) the failure to obtain the assumption of the agreement by any successor.

The benefits under the Change in Control Agreements may be reduced if they would trigger an excise tax under the Code Section 280G, but only if the net after tax value to the executive after such reduction is higher than it would be if the entire amount were paid and the executive paid the related excise taxes.

The Change in Control Agreements also include non-compete, non-solicitation, and confidentiality covenants that apply whether or not a termination triggers severance or a change in control has occurred.

For purposes of the Change in Control Agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

54	Republic Bancorp, Inc.

The CEO/Bank’s Change in Control Agreement provides that if the CEO/Bank terminates his employment with the Bank for Retirement (as defined below), all equity awards granted to CEO/Bank under the 2015 Plan (or its successor, which is the 2025 Plan), will become fully vested upon such Retirement, to the extent not already vested, and any Company match made with respect to CEO/Bank’s deferrals under the Republic Bancorp, Inc. and Subsidiaries Non-Employee Director and Key Employee Deferred Compensation Plan will become fully vested upon such Retirement, to the extent not already vested. For purposes of the Change in Control Agreement, a termination of employment for “Retirement” means that the CEO/Bank provides a notice of termination to the Bank resigning his employment with the Bank, while in good standing with the Bank, on or after May 31, 2030 (after approximately ten (10) years of service). The Amendment also reiterates the at-will nature of the CEO/Bank’s employment.

Details of the agreements that trigger post-employment payments, trigger events, and estimated payment amount/values, including the potential spread in value that would be realized on as-yet unvested equity awards or upon accelerated vesting of deferred compensation plan matching contributions, if a change in control had occurred on December 31, 2025, are summarized in the following table.

			Estimated
			Payment
			Amount /
Executive Name	Agreement Which Triggers Payments	Trigger Event	Value ($) (1)

Steven E. Trager (Chair/CEO)	Change in Control Agreement - Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,615,399	(2)

Logan M. Pichel (CEO/Bank)	Change in Control Agreement – Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control or Retirement	$4,345,512	(3)

Kevin D. Sipes (CFO)	Change in Control Agreement – Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,616,960	(3)

William R. Nelson (Pres/RPG)	Change in Control Agreement – Change in Control Severance Agreement equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,938,003	(3)

Jeffrey A. Starke (CIOO)	Change in Control Agreement – Change in Control Severance Agreement equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,118,616	(4)

(1)	Each of these agreements is described in more detail in the section above.
(2)	The estimated values are determined based on the Change in Control Agreement’s terms, and assuming a trigger event for payment occurred on December 31, 2025 and further assumes the value of benefits continuing for up to twenty-four (24) months was assumed to be equal to two (2) times the Bank’s cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2025. While the Chair/CEO’s Change in Control Agreement allows for the accelerated vesting of stock options, restricted and performance stock upon a change in control, the Chair/CEO had no such unvested awards outstanding as of December 31, 2025. In addition, while the Change in Control Agreement includes a possible reduction on the total amounts owed based on the parachute limits of the Code Section 280G, no reduction would be expected to apply for this NEO based on the value calculated as of December 31, 2025.

2026 PROXY STATEMENT	55

(3)	The estimated values are determined based on the Change in Control Agreements’ terms, assumes a trigger event for payment occurred on December 31, 2025 and further assumes (i) the value of benefits continuing for up to twenty-four (24) months was assumed to be equal to two (2) times the Bank’s cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2025 and (ii) because vesting accelerates on stock options, restricted, and performance stock upon change in control, an amount equal to the closing price for the Company’s stock as of the last trading date in 2025, less any exercise price due to be paid, times each NEO’s total outstanding unvested awards. While the Change in Control Agreement includes a possible reduction on the total amounts owed based on the parachute limits of the Code Section 280G, no reduction would be expected to apply for this NEO based on the value calculated as of December 31, 2025.
(4)	The estimated values are determined based on the Change in Control Agreement’s terms, assumes a trigger event for payment occurred on December 31, 2025, and further assumes (i) the value of benefits continuing for up to twelve (12) months was assumed to be equal to one (1) times the Bank’s cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2025 and (ii) because vesting accelerates on stock options, restricted, and performance stock upon change in control, an amount equal to the closing price for the Company’s stock as of the last trading date in 2025, less any exercise price due to be paid, times each NEO’s total outstanding unvested awards. While the Change in Control Agreement includes a possible reduction on the total amounts owed based on the parachute limits of the Code Section 280G, no reduction would be expected to apply for this NEO based on the value calculated as of December 31, 2025.

56	Republic Bancorp, Inc.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K (“Item 402(v)”), the Company provides the following information about the relationship between executive compensation actually paid to the Company’s principal executive officer (“PEO”), who is the Chair/CEO, and non-PEO NEOs by the Company and certain financial performance of the Company. For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

			Average		Value of Initial Fixed $100 Investment Based On:
			Summary	Average				Company
	Summary		Compensation	Compensation		Peer Group		Gross
	Compensation	Compensation	Table Total for	Actually Paid	Total	Total		Operating
	Table Total for	Actually Paid	Non-PEO	to Non-PEO	Shareholder	Shareholder	Net Income	Profit
	PEO¹	to PEO²	NEOs³	NEOs⁴	Return⁵	Return⁶	(thousands)⁷	(thousands)⁸
Year	($)	($)	($)	($)	($)	($)	($)	($)

2025	1,023,867	1,023,867	1,076,454	974,324	220.76	196.00	131,317	165,709
2024	907,530	907,530	1,030,800	1,523,948	173.98	132.60	101,371	127,703
2023	736,387	736,387	908,421	1,463,757	133.55	96.65	90,374	113,213
2022	804,352	804,352	1,046,354	530,140	95.83	97.52	91,106	116,845
2021	664,050	664,050	975,474	1,354,250	115.37	124.06	87,611	111,442

1 This column represents the amount of total compensation reported for Steven E. Trager, the Chair/CEO, for each corresponding year in the “Total” column of the “Summary Compensation Table” for the applicable year.

2 This column represents the amount of “compensation actually paid” to the Chair/CEO, as computed in accordance with Item 402(v). The amounts do not reflect the actual amount of compensation earned by or paid to the Chair/CEO during the applicable year. In accordance with the requirements of Item 402(v), no adjustments were made to the Chair/CEO’s total compensation for 2025 to determine the compensation actually paid because the Chair/CEO did not hold equity awards at any time during 2025 or participate in a defined benefit or actuarial pension plan.

3 This column represents the average of the amounts reported for the NEOs as a group (excluding the Chair/CEO) in the “Total” column of the Summary Compensation Table in each applicable year. Please refer to the “Summary Compensation Table” section of our Proxy Statements for the applicable year. The names and titles of each of the NEOs (excluding the Chair/CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and, Jeffrey A. Starke, CIOO; (ii) for 2024, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and, Jeffrey A. Starke, CIOO; (iii) for 2023, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and, Jeffrey A. Starke, CIOO; (iv) for 2022, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and, John T. Rippy, Chief Risk Officer; and (v) for 2021, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and Juan Montano, the Chief Mortgage Banking Officer.

4 This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding the Chair/CEO), as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the Chair/CEO) during the applicable year. In accordance with the requirements of Item 402(v), the following adjustments were made to average total

2026 PROXY STATEMENT	57

compensation for the NEOs as a group (excluding the Chair/CEO) for 2025 to determine the compensation actually paid:

Average
Reported Value
	Average Reported	of Equity Awards	Average Non-PEO NEO Adjusted
	Summary	from Summary	Value of
	Compensation	Compensation	Equity Awards	Average Compensation
	Table Total for Non-PEO NEOs (a)	Table for Non-PEO NEOs (b)	(c)	Actually Paid to Non-PEO NEOs
Year	($)	($)	($)	($)

2025	1,076,454	(247,030)	144,900	974,324
(a)	This column reflects the average of the amounts reported for the NEOs as a group (excluding the Chair/CEO) in the “Total” column of the Summary Compensation Table in fiscal year 2025. Please refer to the “Summary Compensation Table” section of this Proxy Statement.
(b)	This column represents the average of the total amounts reported for the NEOs as a group (excluding the Chair/CEO) in the “Stock Awards” and “Option Awards” columns for fiscal year 2025 in the Summary Compensation Table. Please refer to the “Summary Compensation Table” section of this Proxy Statement for the applicable year.
(c)	In order to arrive at the Average Compensation Actually Paid to Non-PEO NEOs for fiscal year 2025, the amount in this column replaces the amount reported in column (b). The amount in this column is determined as described below for each Non-PEO NEO and is then averaged for the Non-PEO NEOs.

For 2025, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding the Chair/CEO) to arrive at “compensation actually paid” to each NEO (excluding the Chair/CEO) for fiscal year 2025, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding the Chair/CEO) for 2025. This adjusted amount is determined by subtracting the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for fiscal year 2025 (the “Subject Year”) and the addition (or subtraction, as applicable) of the following for that Subject Year: (i) the year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year.

The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to (x) for restricted stock awards, the closing price of our common stock on the applicable measurement date and (y) for PSU awards, the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such date. For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s

58	Republic Bancorp, Inc.

strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date. The amounts added or subtracted to determine the adjusted average amount for 2025 are as follows:

Average Value of
Dividends or
other
			Average Year				Earnings Paid
			Over Year			Average	on Stock or
			Change	Average		Fair Value	Option Awards
			in Fair Value	Fair Value		at the End	not Otherwise
			of	as of	Change in	of the Prior	Reflected in
			Outstanding	Vesting	Fair Value	Fiscal Year of	Fair Value or
			and	Date of	of Equity	Equity Awards	Total
	Average	Average	Unvested	Equity	Awards	Granted in	Compensation
	Reported Value	Fair Value	Equity	Awards	Granted	Prior Fiscal Year	in the
	of Equity Awards	of Equity	Awards at	Granted	in Prior	that Failed to	Summary	Adjusted
	from Summary	Awards at FYE	FYE Granted	and	Years that	Meet Vesting	Compensation	Average Value of
	Compensation	Granted in	in Prior	Vested in	Vested in	Conditions	Table for the	Equity
	Table	the Year	Years	the Year	the Year	in the Year	Year	Awards
Year	($)	($)	($)	($)	($)	($)	($)	($)

2025	247,030	170,297	(18,304)	-	(16,895)	-	9,802	144,900

5 Company total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2021, 2021-2022, 2021-2023, 2021-2024, and 2021-2025), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price on the last trading day prior to the beginning of the measurement period, and assuming an initial fixed investment of $100.

6 This column represents cumulative peer group TSR. The peer group used for this purpose is the KBW NASDAQ Bank Index, a published industry index.

7 This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8 This column represents the amount of Company gross operating profit (pre-tax net income) reflected in the Company’s audited financial statements for the applicable year.

2026 PROXY STATEMENT	59

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the most important metrics that the Company uses for both its long-term and short-term incentive awards are selected based on an objective of incentivizing the NEOs to increase the value of the Company’s business for its shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows (each as described in the Compensation Discussion & Analysis section of this Proxy Statement):

PEO
Total Company Gross Operating Profit

CEO/Bank, CFO, and CIOO
Total Company Gross Operating Profit
ROAA
Efficiency ratios

Pres/RPG
RPG Gross Operating Profit
ROAA
Efficiency ratios

60	Republic Bancorp, Inc.

Analysis of the Information Presented in the Pay versus Performance Table

While the Company utilizes several performance measures to align executive compensation with Company performance (as described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement), not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company does not specifically align the Company’s performance measures with compensation actually paid (as computed in accordance with Item 402(v)) for a particular year. In accordance with Item 402(v), the Company is providing the following descriptions of the relationships between the information presented in the Pay versus Performance table below.

Compensation Actually Paid and Cumulative Company TSR

2026 PROXY STATEMENT	61

Compensation Actually Paid and Net Income*

* As disclosed in the Company’s Report on Form 10-K for the year ended December 31, 2022, filed on March 3, 2023 (the “2022 10-K”), the Company’s net income for 2022 was positively impacted by the $13.2 million after-tax settlement, net of associated expenses, of its contract dispute and lawsuit with Green Dot Corporation for Green Dot Corporation’s failure to consummate the purchase of the Bank’s Tax Refund Solutions segment.

62	Republic Bancorp, Inc.

Compensation Actually Paid and Gross Operating Profit**

** As disclosed in the 2022 10-K, the Company’s gross operating profit for 2022 was positively impacted by the $17.1 million pre-tax settlement, net of associated expenses, of its contract dispute and lawsuit with Green Dot Corporation for Green Dot Corporation’s failure to consummate the purchase of the Bank’s Tax Refund Solutions segment.

Company TSR vs. Peer Group TSR

2026 PROXY STATEMENT	63

2025 PAY RATIO DISCLOSURE

Selection of Determination Date	The Company determined the median employee (“Median Employee”) as of December 31, 2025.

Identification of Median Employee

The Median Employee for 2025 is a full-time associate, participates in the Bank’s 401(k) Plan and the life and disability insurance programs provided by the Bank. The Median Employee’s base compensation is $61,017. All elements of the Median Employee’s 2025 annual total compensation mentioned below totaled $65,494. To identify the Median Employee we compared our associates’ annual total compensation for 2025 derived from the Company’s tax records. We did not exclude any associates from the determination other than our Chair/CEO.

Calculation of Chair/CEO’s Annual Total Compensation

Using Chair/CEO’s income disclosed in the Summary Compensation Table of this Proxy Statement, the Company calculates the Chair/CEO’s total compensation for purposes of the pay ratio to be $1,023,867. As a result, the ratio of the Chair/CEO’s annual total compensation to that of the Company’s Median Employee is 16 to 1. The Company believes that this ratio is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure requirements.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value and
Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven E. Trager (Chair/CEO)	2025	473,848	—	—	—	500,000	—	50,019	1,023,867
Median Employee*	2025	61,017	1,900	—	—	—	—	2,577	65,494

*The median of annual total compensation of the Median Employee was determined in accordance with Item 402(c)(2)(x) of Regulation S-K.

64	Republic Bancorp, Inc.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Forvis Mazars Republic’s independent registered public accounting firm for the fiscal year 2025, to audit the consolidated financial statements for conformity with accounting principles generally accepted in the United States of America. The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee. The Audit Committee charter is available on Republic’s website at www.republicbank.com.

In connection with its review of Republic’s consolidated financial statements for fiscal year 2025, the Audit Committee has:

◾	Reviewed and discussed the audited consolidated financial statements with Republic’s management;
◾	Discussed with Republic’s independent registered public accounting firm those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the United States Securities and Exchange Commission;
◾	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and
◾	Approved the audit and non-audit services of the independent registered public accounting firm for 2025.

The Audit Committee has also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks. The Audit Committee has procedures in place to receive and address complaints regarding accounting, internal controls, or auditing and other Republic issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2025.

Members of the Audit Committee:

Mark A Vogt, CPA, Chair

Yoania Cannon

Timothy S. Huval

W. Patrick Mulloy, II

The foregoing report of the Audit Committee shall not be deemed soliciting material or filed, incorporated by reference into or a part of any other filing by us (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act except to the extent Republic specifically incorporates such report by reference therein.

2026 PROXY STATEMENT	65

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With respect to transactions involving the Company and its Directors, Executive Officers, and greater than 5% shareholders, the Audit Committee’s charter provides that it will conduct an appropriate review of all related-party transactions for potential conflict of interest situations on an ongoing basis, and the approval by the Audit Committee is required for all such transactions (other than transactions governed by Regulation O of the Board of Governors of the Federal Reserve System, which have received the approval of the Bank Board of Directors as required). In reviewing a related-party transaction, the Audit Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. In addition, the Board of Directors is informed of such related-party transactions.

Leasing Arrangements.

Within the Louisville MSA, the Bank leases space in buildings owned by MAKBE, LLC, a limited liability company (“MAKBE”), whose managing members are the children and nephews of Steven E. Trager, the Chair/CEO, including Andrew Trager-Kusman who is also a Director of the Bank and Company, and limited liability companies whose managing members are Steven E. Trager and MAKBE. See notes to the table under “Share Ownership.” The buildings include Republic Corporate Center, that serves as both the Company’s principal executive office and administrative headquarters in Louisville, Kentucky and is owned and leased by MAKBE. During 2025, additional leasing relations included the Bank’s Hurstbourne Parkway banking center that is owned and leased to the Bank by Jaytee – Hurstbourne, LLC; the Bardstown Road banking center that is owned and leased to the Bank by Jaytee – Bardstown, LLC; the Springhurst banking center that is owned and leased to the Bank by Jaytee – Springhurst, LLC; and space at the Republic Plaza location that is owned and leased to the Bank by Jaytee Properties II SPE, LLC. Under certain of these lease arrangements, the Bank was responsible for the fit-up and certain build-out costs associated with the leased premises at those facilities. Altogether, these affiliates currently lease 183,198 square feet to the Bank and the Bank pays $392,920 per month in rent, with lease terms expiring between 2028 and 2034. The aggregate annual amount paid under these affiliate leasing arrangements in 2025 was $4,704,937. In accordance with the Audit Committee charter, each of the above leasing transactions was approved by the Board of Directors and the Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Right of First Offer Agreement.

On September 19, 2007, Republic entered into a Right of First Offer Agreement (the “Agreement”) with Teebank and the parents of Chair/CEO Steven E. Trager, Bernard M. Trager and Jean S. Trager (collectively, the “Tragers”).

The Agreement does not restrict Teebank’s ability to sell shares of Republic common stock prior to the trigger date (the “Trigger Date”) of the second to die of the Tragers. If Teebank desires to sell to a third party up to 1,000,000 shares of Class A Common Stock in the nine (9) months following the Trigger Date, Teebank must first offer the shares to Republic. Republic then has twenty (20) business days after the notice of a proposed sale to exercise the option, subject to satisfaction of any required regulatory notice requirements and receipt of all required regulatory approvals within sixty (60) days of the option exercise. The option exercise price is the Fair Market Value, as defined in the Agreement, of the shares on the closing date. Teebank is not required to consummate the transaction if the Fair Market Value on the closing date is less than 95% of the Fair Market Value on the date Teebank first gave notice of the proposed sale. Republic can exercise the option only if a majority of Republic’s Independent Directors determine at the time of exercise that the exercise is in Republic’s best interests.

66	Republic Bancorp, Inc.

The Agreement terminates on the first to occur of the following: (i) a Change in Control, as defined in the Agreement, of Republic, (ii) Republic’s duty to file reports required under Section 13(a) or Section 15(d) of the Exchange Act is suspended, or (iii) fourteen (14) months following the Trigger Date. In addition, Teebank may terminate the Agreement following a material change in the anticipated impact of the estate tax laws and regulations upon the Tragers or their estates.

Relationships with Directors.

There are no additional relationships with Republic Directors, Bank Directors, or the Director Nominees not described in this section or the subsection of this Proxy Statement titled “Committees of the Board.”

Indebtedness of Directors, Director Nominees, Executive Officers, and Principal Shareholders.

There is no absolute prohibition on personal loans to Directors, Director Nominees, or Executive Officers of insured depository institutions. However, Regulation O requires that all loans or extensions of credit by the Bank to the Company’s or the Bank’s Executive Officers, Directors, and Director Nominees be made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large. In addition, if required by Regulation O, loans made to Executive Officers, Directors, and Director Nominees must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2025, Directors and Executive Officers of Republic and the Bank and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with the Bank. All loans included in such transactions were made in the ordinary course of business, were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loan transactions with other persons not related to the lender, which loans did not involve more than the normal risk of collectability or present other unfavorable features as per Regulation S-K Item 404(a) Instruction 4(c).

Split Dollar Insurance Agreement.

By an agreement dated December 14, 1989, as amended August 8, 1994, the Bank entered into a split-dollar insurance agreement with a trust established by the Company’s deceased former Chairman, Bernard M. Trager, father of Chair/CEO, Steven E. Trager, which by agreement, the trust assigned to MAKBE, whose managing members are the children and nephews of Steven E. Trager, in 2016. Pursuant to the agreement, from 1989 through 2002, the Bank paid $690,000 in total annual premiums on insurance policies held in the trust. The policies are joint-life policies payable upon the death of Ms. Jean S. Trager, mother of Chair/CEO, Steven E. Trager, as the survivor of her husband Bernard M. Trager. The cash surrender value of the policies was approximately $1.8 million as of December 31, 2025.

Pursuant to the terms of the trust, the Bank paid the premiums for the policies held in the trust. In connection with the assignment of, among other assets of the trust, the indebtedness of the trust to MAKBE, the beneficiaries of the trust will each receive the proceeds of the policies after the repayment of the $690,000 of indebtedness to the Bank. The aggregate amount of such unreimbursed premiums constitutes indebtedness from MAKBE to the Bank and is secured by a collateral assignment of the policies. As of December 31, 2025, the net death benefit under the policies was approximately $4.3 million. Upon the termination of the agreement, whether by the death of Ms. Trager or earlier cancellation, the Bank is entitled to be repaid by MAKBE the amount of indebtedness outstanding at that time. In July 2018, MAKBE began making quarterly payments in the amount of $25,000 to the Bank toward the liability. As of December 31, 2025, the amount owed by MAKBE to the Bank has been paid in full.

2026 PROXY STATEMENT	67

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires Republic’s Executive Officers, Directors, and persons who beneficially own more than 10% of a registered class of Republic’s equity securities to file reports of ownership and changes in ownership with the SEC. Executive Officers and Directors are required to furnish Republic with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms received or written representations that there were no unreported holdings or transactions, Republic believes that, for the most recent fiscal year, all Executive Officers, Directors, and 10% beneficial owners complied with applicable Section 16(a) filing requirements on a timely basis with the following exceptions: John T. Rippy filed one late Form 4 on April 22, 2025 to report the payment of exercise price of a security on April 2, 2025 and a stock grant on April 8, 2025; and Juan M. Montano filed one late Form 4 on September 15, 2025 to report a stock sale on September 3, 2025.

68	Republic Bancorp, Inc.

SOLICITATION OF PROXIES

The cost of solicitation of proxies hereby will be borne by Republic. Some of Republic’s Directors and Executive Officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries, and custodians who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

2026 PROXY STATEMENT	69

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the proposal to ratify the selection of Forvis Mazars as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Company is asking its shareholders to ratify the selection of Forvis Mazars as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Forvis Mazars has been the Company’s independent registered public accounting firm since the 2024 fiscal year.

Although ratification is not required by the Bylaws or otherwise, the Board is submitting the selection of Forvis Mazars to the Company’s shareholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Republic and its shareholders.

Representatives from Forvis Mazars are expected to attend the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Amounts Billed by Forvis Mazars

Unless noted below, the following tables set forth the aggregate fees billed and unbilled to the Company for services provided for the fiscal years ended December 31, 2024 and 2025 by the Company’s independent registered public accounting firm, Forvis Mazars and its respective affiliates.

	AUDIT FEE TABLE
Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total

2025	$776,750	$87,675	$196,784	$—	$1,061,209
2024	$599,300	$89,000	$190,362	$—	$878,662

70	Republic Bancorp, Inc.

The Audit Committee pre-approved all services provided by Forvis Mazars during fiscal years 2024 and 2025. Additional details describing the services provided by Forvis Mazars in the categories in the above table are as follows:

Audit Fees

Audit fees include professional services in connection with the audit of the Company’s annual financial statements and its internal control over financial reporting, including the audit of the internal controls related to the Company’s core system conversion during 2025. They also include reviews of the Company’s financial statements included in the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years shown. Audit fees for 2025 include $113,715 in estimated fees remaining to be billed.

Audit Related Fees

Fees for audit related services provided by Forvis Mazars in fiscal year 2025 include $10,763 related to the review of the Company’s registration statement on Form S-8 filed in May 2025 as well as $49,613 for the Company’s 401(k) benefit plan audit and $27,300 for a mandated U.S. Department of Housing and Urban Development (HUD) Federal Housing Administration (FHA) compliance audit. A total of $59,588 of the audit related fees for 2025 remains to be billed for the 401(k) audit and HUD/FHA audit.

Fees for audit related services in 2024 include $15,500 for assistance with the review of various accounting standards, including accounting and financial statement reporting related to hedging instruments initiated during 2025. In addition, 2024 includes $73,500 in fees for the Company’s 401(k) benefit plan audit and mandated HUD/FHA compliance audit that were reclassified from All Other Fees in the prior year’s proxy statement.

Tax Fees

Fees for tax services primarily include the preparation of the Company’s federal and state income tax returns. Tax fees for 2025 include $168,709 in estimated fees remaining to be billed.

All Other Fees

As noted above, the Company reclassified $73,500 of fees presented as all other fees for 2024 in the prior year’s proxy statement into audit related fees above.

.

2026 PROXY STATEMENT	71

Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the Audit Committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, as required by the applicable rules promulgated pursuant to the Exchange Act, subject to exceptions described in the Exchange Act, which are approved by the Audit Committee before the completion of the audit. The Audit Committee may delegate authority to the chair of the Audit Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such chair of the Audit Committee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

Shareholder Approval

If a quorum is present, this Proposal 2 will be approved if the votes cast for the non-binding advisory vote on the ratification of the selection of Forvis Mazars as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 exceed the votes cast against.

72	Republic Bancorp, Inc.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who want to communicate in writing with the Board of Directors, or specified Directors individually, may send proposed communications to Republic’s Corporate Secretary at 601 West Market Street, Louisville, Kentucky 40202. The proposed communication will be reviewed by the Audit Committee and the Chief Legal Officer and General Counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, and is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate Director(s).

2026 PROXY STATEMENT	73

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as specified in this Proxy Statement. If, however, any other matters should properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

74	Republic Bancorp, Inc.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, proposals of shareholders intended to be presented at our 2027 Annual Meeting must be received by our Secretary, in writing, at 601 West Market Street, Louisville, Kentucky 40202 no later than November 13, 2026, which is one hundred and twenty (120) calendar days before March 13, 2027 — the anniversary of the date this Proxy Statement was released to our shareholders in connection with the Annual Meeting. If, however, the date of the 2027 Annual Meeting is more than thirty (30) calendar days earlier or later than April 23, 2027, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at the 2027 Annual Meeting will not affect any rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act. Such proposals must comply with SEC requirements related to the inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, under our Bylaws regarding a proposal submitted outside the process of Exchange Act Rule 14a-8, a shareholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that a nomination for director(s) and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to our Secretary at our offices at 601 West Market Street, Louisville, Kentucky 40202. We must receive written notice of your intention to introduce a nomination or to propose an item of business at the 2027 Annual Meeting by January 23, 2027, which is ninety (90) calendar days before April 23, 2027 — the one-year anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the 2027 Annual Meeting is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than April 23, 2027, then the Company must receive such notice no later than the later of (A) the close of business on the ninetieth (90th) day prior to the 2027 Annual Meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company. In the case of an election of directors at a special meeting of shareholders, we must receive such notice at 601 West Market Street, Louisville, Kentucky 40202 not less than sixty (60) days before the meeting.

In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 22, 2027, the date that is sixty (60) days prior to the first anniversary of the Annual Meeting, April 23, 2027. This date will change if the 2027 Annual Meeting is thirty (30) calendar days earlier or later than April 23, 2027.

Any such notice must include all of the information required to be in such notice pursuant to our Bylaws and the applicable SEC rules.

2026 PROXY STATEMENT	75

ANNUAL REPORT

The 2025 10-K is available online at www.investorvote.com/RBCAA and https://republicbank.q4ir.com/filings/documents/default.aspx. The 2025 10-K does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of the 2025 10-K, which includes financial statements and financial statement schedules, and is required to be filed with the SEC, may contact Kevin Sipes, Chief Financial Officer, at 601 West Market Street, Louisville, Kentucky 40202.

BY ORDER OF THE BOARD OF DIRECTORS

Steven E. Trager,
Executive Chair and Chief Executive Officer

Louisville, Kentucky
March 13, 2026

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by submitting your proxy in advance of the meeting using one of the methods described earlier in this Proxy Statement under “VOTING.”

76	Republic Bancorp, Inc.

Thanks, as always, for your
continued support.

Republic Bancorp, Inc. Republic Corporate Center 601 West Market Street Louisville, KY 40202 (502) 584-3600 republicbank.com	Investor Relations Mr. Kevin D. Sipes (502) 560-8628 ksipes@republicbank.com	Transfer Agent Computershare Investor Services 150 Royall St Suite 101 Canton, MA 02021 (312) 360-5350

REPUBLIC BANCORP

Member FDIC

VOTE

Your vote matters – here's how to vote!

Annual Meeting Proxy Card

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Yoania Cannon	☐	☐	02 - Jennifer N. Green	☐	☐	03 - Heather V. Howell	☐	☐
04 - Timothy S. Huval	☐	☐	05 - Ernest W. Marshall, Jr.	☐	☐	06 - W. Kennett Oyler, III	☐	☐
07 - Logan M. Pichel	☐	☐	08 - Vidya Ravichandran	☐	☐	09 - Alejandro M. Sanchez	☐	☐
10 - A. Scott Trager	☐	☐	11 - Steven E. Trager	☐	☐	12 - Andrew Trager-Kusman	☐	☐
13 - Mark A. Vogt	☐	☐						

1 U P X

048FSB

01 - Yoania Cannon 04 - Timothy S. Huval 10 - A. Scott Trager 07 - Logan M. Pichel 13 - Mark A. Vogt 02 - Jennifer N. Green 05 - Ernest W. Marshall, Jr. 11 - Steven E. Trager 08 - Vidya Ravichandran 03 - Heather V. Howell 06 - W. Kennett Oyler, III 12 - Andrew Trager-Kusman 09 - Alejandro M. Sanchez 1UPX For Withhold For Withhold For Withhold A Proposals — The Board recommends a vote FOR all Director Nominees in Proposal 1 and FOR Proposal 2. 048FSB 2. Ratification of the appointment of Forvis Mazars as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/RBCAA or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RBCAA Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RBCAA Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders – April 23, 2026 Kevin D. Sipes and Christy A. Ames (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Republic Bancorp, Inc. to be held on April 23, 2026 or at any postponement or adjournment thereof (the “Meeting”). Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposal 2. For participants in the Republic Bancorp 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares for which it has not received voting direction from the Plan participants utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. (Items to be voted appear on reverse side) Republic Bancorp, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Meeting. The 2026 Annual Meeting of Shareholders of Republic Bancorp, Inc. will be held on Thursday, April 23, 2026, 10:00 A.M. Eastern Daylight Time, Republic Bank Building, 9600 Brownsboro Road, Louisville, Kentucky 40241.